UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2008

LIFESCIENCES OPPORTUNITIES INCORPORATED
(Exact name of registrant as specified in its charter)

Florida	000-52836	20-0594204
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8447 Wilshire Boulevard, Suite 102 Beverly Hills, California	90211
(Address of principal executive offices)	(Zip Code)

(323) 653-8288
(Registrant’s telephone number, including area code)

925 S. Federal Highway, Suite 600, Boca Raton, Florida 33432
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K (the “Form 8-K”) of Lifesciences Opportunities Incorporated, a Florida corporation (“Lifesciences”, the “Company”, “we”, “our” and “us”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). While forward-looking statements sometimes are presented with numerical specificity, they are based on various assumptions made by management regarding future events over which we have little or no control. Forward-looking statements may include, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations and intentions and are intended to be made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “anticipate,” “believe,” “estimate,” “forecast,” “expect,” “intends,” “plans” and similar expressions. The Company’s ability to predict projected results or the effect of events on the Company’s operating results is inherently uncertain. Forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those discussed in this document. We caution readers that forward-looking statements, including without limitation, those relating to future business prospects, revenues, working capital, liquidity, and income, are subject to certain risks and uncertainties that would cause actual results to differ materially from those indicated in the forward-looking statements. Factors that could affect the Company’s assumptions and predictions include, but are not limited to, the risk that (i) losses would have a material adverse effect on the Company’s financial condition and operating results; (ii) the Company’s growth strategy may not be successful; (iii) the geographical concentration of the Company’s business in California makes it highly susceptible to local economic and business conditions; (iv) changes in interest rates may adversely affect the Company’s financial condition; and (v) competition could adversely affect the Company’s profitability and growth. As a result, potential investors are cautioned not to place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update or revise any forward-looking statements.

Item 2.01    Completion Of Acquisition Or Disposition Of Assets.

The Merger

On February 11, 2008, DRTATTOFF, LLC, a California limited liability company (“Dr. TATTOFF”) merged (the “Merger”) with and into the registrant, Lifesciences, pursuant to an Agreement and Plan of Merger, dated as of September 7, 2007, as amended (the “Merger Agreement”). We intend to change our name to Dr. Tattoff, Inc. in the future.  Pursuant to the Merger Agreement, certain outstanding units of Dr. TATTOFF membership interests (“Units”) were converted into the right to receive one validly issued, fully paid and non-assessable share of Lifesciences common stock, par value $0.0001 per share (“Common Stock”) on a one-for-one basis. In addition, certain other Units were converted into the right to receive validly issued, fully paid and non-assessable shares of Lifesciences Series A convertible preferred stock (“Series A Preferred Stock”), which shares have a stated value of $100 per share (“Stated Value”).

As a result, at closing we issued an aggregate of 7,946,642 shares of our Common Stock to certain former members of Dr. TATTOFF and 10,940 shares of our Series A Preferred Stock to certain other former members of Dr. TATTOFF, representing 76% of our outstanding Common Stock and 100% of our outstanding Series A Preferred Stock on a post-Merger basis.

Unless otherwise indicated, the information contained in this Current Report has been adjusted to reflect a 55.5 for 1 pro rata share dividend on our Common Stock (“Share Dividend”), payable to holders of record of our Common Stock on February 6, 2008.

Each holder of a share of Common Stock is entitled to one (1) vote per share.  The holders of shares of Series A Preferred Stock are not entitled to vote with the holders of shares of Common Stock, prior to conversion of the preferred shares, except as required by applicable law.  The holders of Series A Preferred Stock and the Company have the right to convert each share of Series A Preferred Stock into shares of Common Stock at a conversion price of $1.00 per share of Common Stock (“Conversion Price”), subject to adjustment as set forth in the certificate of designation. The shares of Series A Preferred Stock mandatorily convert into shares of Common Stock, at the then-applicable Conversion Price, on the earlier of (i) March 1, 2009; (ii) ten (10) calendar days following the closing date of a private or public offering of the Common Stock by the Corporation which yields gross proceeds to the Corporation (before any expenses) of not less than $5 million; or (iii) at any time, at the option of the Corporation, provided that the Common Stock is listed or quoted on a trading market, such as an exchange or other quotation medium, and the average of the daily volume weighted average price of the Common Stock exceeds $2.00 per share of Common Stock for ten (10) consecutive trading days. The Company also has the option of redeeming the shares of Series A Preferred Stock at any time for the Stated Value of the shares plus any accrued but unpaid dividends, provided that the holder of a share of Series A Preferred Stock so redeemed has the option of converting such share(s) into Common Stock at the then-applicable Conversion Price by notifying the Company by mail postmarked within 15 calendar days of the Company mailing the redemption notice.

The shares of our Common Stock and Series A Preferred Stock issued to Dr. TATTOFF’s members as part of the Merger were not registered under the Securities Act. These shares may not be sold or offered for sale in the absence of an effective registration statement for the shares under the Securities Act, or an applicable exemption from the registration requirements. Certificates evidencing these shares of Common Stock contain a legend stating the same. None of the shares of our Common Stock issued to Dr. TATTOFF’s members will be immediately eligible for sale in the public market without restriction pursuant to Rule 144.

Upon the closing of the Merger, Roland Perry, our sole officer and director, resigned from the positions of principal executive officer and principal financial officer effective immediately and from his position as our director effective on the tenth day after the mailing of a Schedule 14F-1 statement to our shareholders.  Following Mr. Perry’s resignation as officer and pursuant to the Merger Agreement, James Morel, John Keefe and Ian Kirby were appointed Chief Executive Officer, Chief Financial Officer, and Chief Marketing Officer, respectively, of the Company. Mr. Morel and Dr. William Kirby will become the directors of the Company on the effective date of the resignation of Mr. Perry. John J. Klobnak will also become a director of the Company and be named Chairman of the Board on such date provided certain other conditions are met.

Following the Merger, we relocated our executive offices to 8447 Wilshire Boulevard, Suite 102, Beverly Hills, California 90211.   This summary description of the Merger does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Merger Agreement which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 1, 2007, as amended on October 5, 2007 and February 1, 2008, the respective copies of which are filed as Exhibit 2.2 attached hereto and Exhibit 2.3 to our Quarterly Report on Form 10-QSB filed on February 8, 2008.

Prior to the Merger, there were no material relationships between Lifesciences and Dr. TATTOFF or any of our respective affiliates, directors or officers.

Subsequent to the Merger, Lifesciences continued as the surviving entity and ceased being a shell company as that term is defined in Rule 12b-2 of the Exchange Act.

Description of Lifesciences

Lifesciences was organized as a Florida corporation on January 4, 2004, for the purpose of acquiring an interest in business opportunities presented to us by persons or firms who or which desire to employ our funding in their business or to seek the perceived advantages of a publicly-held corporation.

In December 2006, we completed an initial public offering of 5,000 shares of our Common Stock for $6.00 per share pursuant to a registration statement that became effective with the SEC on June 14, 2006. The shares and investor funds were placed in escrow pending completion of a merger. We subsequently terminated our offering pursuant to the registration statement, effective December 6, 2007, after we determined that the condition that a merger transaction be completed on or before December 14, 2007 would not be timely satisfied. Accordingly, all escrowed funds were returned to the investors and the securities offered under the registration statement were cancelled.

Our executive offices are now located at 8447 Wilshire Boulevard, Suite 102, Beverly Hills, California 90211. Our telephone number is (323) 653-8288. Our web address is: www.drtattoff.com.  The contents of our website are not incorporated by reference into this Form 8-K nor part of this Form 8-K and should not be relied upon with respect thereto.

Description of Business of Dr. TATTOFF

Unless the context requires otherwise, “we”, “our”, “us” and similar expressions refer to Dr. TATTOFF prior to the closing of the Merger on February 11, 2008, and to Lifesciences as successor to the business of Dr. TATTOFF, following the closing of the Merger on February 11, 2008.

Overview/Background

We are a provider of marketing and practice management services to physicians who perform tattoo removal, hair removal services (regardless of method) and laser-based skin care services. We endeavor to develop laser clinics and to provide turnkey marketing services, human resources and staffing services, patient management services, technical solutions, office management and other non-medical services to the physicians and medical staff at each of its laser clinics. We own the registered trademark, Dr. TATTOFF, and license the use of the trademark as part of the management services provided to physicians. These services are provided directly to the physicians or to their medical corporations, medical groups or other affiliated entities. Within this framework, we intend to implement our business plan subject to available finsncing, to create a national brand of retail chain tattoo removal clinics in California and the United States. We are not a medical corporation, do not possess a medical license and do not provide services that require a medical license.

James Morel founded Dr. TATTOFF in 2004 as a marketing and management services company for physicians interested in providing laser tattoo removal. Our goal is to meet the demand for safe, non-invasive and relatively inexpensive tattoo removal in a friendly, non-clinical atmosphere conveniently located in retail centers. The first laser center was opened in Beverly Hills, CA in September 2005. We now have three laser centers in Southern California: Beverly Hills, Irvine and Encino, and have targeted additional locations across the United States for expansion over the next several years.

Laser Tattoo Removal Industry

Laser tattoo removal is an elective, private pay procedure performed on an outpatient basis. According to Harris Poll #58, October 8, 2003, (the “Harris Poll”) there appears to be a broad geographic distribution among individuals who have tattoos. Approximately 20% of the general population in the western United States, 15% in the southern United States, 14% in the mid-western United States and 14% in the eastern United States has a tattoo. In recent years, individuals having a tattoo are found routinely among broader segments of the population. The following percentages of the population in the United States have at least one tattoo, by age group according to the Pew Research Center, 2006 in its report, “A Portrait of Generation Next”:

•	36% of 18-25 year olds;

•	40% of 26-40 year olds; and

•	10% of 41-64 year olds.

Moreover, approximately 17% of Americans who have a tattoo regret having them, according to the Harris Poll. While our laser clinics are comfortable and appealing to all age groups, the marketing for the contracting physician is set up to target the 18 to 40 year old demographic that essentially accounts for 76% of the tattoo removal market. Based on the three years of clinic management, our clinics’ patient base data reveals that 65% of the patients who are seen at our clinics are Caucasian women between the ages of 25-40. We believe our laser clinic model will be more appealing to these customers than other settings for laser tattoo removal, such as dermatologist offices or med-spas.

Services

We provide management services and marketing assistance to physicians who are primarily in the business of laser tattoo removal. Laser tattoo removal service is the core business of our contracting physicians and accounts for approximately 90% of our management service fee revenues, with the remaining 10% derived from laser hair removal and other rejuvenation products and services. A typical laser clinic is designed to be a friendly, relaxing and fun environment with cable television, Wi-Fi access, a range of magazines, and a service-minded staff.

Laser tattoo removal is performed by our contracting physicians using a Medlitec6 laser by highly trained nurses under the supervision of a licensed physician ensuring quality control throughout the treatment. In some states, only doctors can perform the procedure; however, most states require that a doctor be present or available by phone and that a certified nurse conduct the procedure. Some states require no certification at all. Our strategic expansion focus is setting up clinics in states that allow certified nurses or overseeing doctors to perform the procedure, which is a majority of states.

Laser tattoo removal takes between thirty seconds and five minutes. Results are achieved after a series of five to fifteen treatments, typically with no scarring. Though lasers are more expensive than other methods of tattoo removal, results are realistic and very successful. Doctors and laser technicians associated with our laser clinics have published research on tattoo removal and remain current with the latest techniques available from technological advances. Generally, each technician can perform 25-40 laser tattoo removal treatments a day on a variety of skin colors and with a variety of tattoo differentiations. Patient tattoo photographs are taken routinely before and after each procedure.

We have found during the past three years of operations that the patients being seen by the contracting physician return to our clinics through package and volume purchases providing an opportunity for cross sales of other laser treatments and services.

We Provide Contracting Physicians With:

State-of-the-art equipment and facilities. We provide physicians with whom we contract the facilities, equipment and support services necessary to perform laser procedures using state-of-the-art laser technologies. The nurses and physicians are able to focus on treating patients and are not burdened by the financial, management, administrative, maintenance and regulatory requirements associated with establishing and operating a laser tattoo removal clinic. Our laser clinics typically include one or more laser procedure rooms, private examination rooms and patient waiting areas. Each clinic is equipped with a MedLitec6 laser in addition to air chilling devices, computer systems and standard office equipment.

Management support staff. We provide clinics with an office manager. The physician generally has staff that includes a technician and an assistant. The physician generally hires nurses to perform the laser procedures and oversees and monitors the laser procedures unless state regulations require the physician to perform the laser procedures. The nurse typically has a medical background and is responsible for the clinical management of the center including programming the laser for procedures. The technician assists the nurse during the laser removal procedure and provides support services. The technician and the nurse are certified by the laser manufacturer. The office manager is responsible for day-to-day business operations of the clinic, including patient administration, billing, scheduling and supply re-ordering. In addition, clinics are assigned a district manager who works with our manager to support the nurses and physicians, and assists in developing laser tattoo removal programs.

Access to an expanded patient population. We have and plan to continue to help contracting physicians develop their laser tattoo removal practices through our marketing efforts which identify potential new patients. We coordinate our efforts with contracting physicians to customize marketing programs in various media advertisements. We market each clinic’s laser removal services directly to the consumer through radio, direct mail and print advertisements, internet advertising, video and cable advertising, brochures and seminars.

We Provide Physician’s Patients With:

Convenient access to physicians and nurses skilled in tattoo removal services. We focus on identifying physicians who have a reputation for providing quality dermatologic care within their respective markets to contract with the clinics. The physician with whom we presently contract and the physician’s nurses have met our qualification criteria, including an extensive review of state licensure, board certification, malpractice insurance and history, procedure experience and clinical outcomes.

Treatment environments designed to enhance customer satisfaction. Our laser clinics are designed to create a patient friendly environment and reduce any anxiety associated with laser tattoo removal. Each laser clinic has what we believe to be an aesthetically pleasing and comfortable waiting area for patients and a staff focused on addressing each patient’s needs. In addition, each laser clinic provides consultation areas where a patient’s procedures can be discussed in a private setting with a member of the medical staff of the contracting physician.

Regularly scheduled procedures. We strive towards 100% patient satisfaction for the contracting physician and have established a continuum of care program which assures that the level of tattoo removal agreed to by the patient and the physician is achieved.

Strategy

Our objective is to position the Company as the first nationally branded laser tattoo removal management services business. Using our trademark, Dr. TATTOFF, our management believes we have developed a marketing strategy and a laser clinic model to be able to expand our business throughout California and other targeted markets throughout the United States. Elements of our business strategy include:

•	opening a number of new clinic locations in key metropolitan centers throughout the United States over the next three years;

•	hiring key management and operational staff for the new locations; and

•	implementing targeted marketing campaigns for physician’s services and products to attract new customers.

Unique Laser Clinic Model

We believe we can achieve profitability with additional capital financings through the strategically planned expansion of stores based upon market demand and a unique market positioning that is currently not being effectively served by any other laser tattoo removal business or management services company.

We differentiate ourselves from our competitors by striving to give the customers who visit our laser clinics a unique experience. We believe our laser clinics have a relaxed, friendly and inexpensive environment almost parallel to the tattoo parlor as opposed to a more medical or surgical environment. All of our clinic locations have welcoming reception areas, cable/satellite television, free Wi-Fi access, coffee and a variety of magazines available for reading. We believe that because of this type of environment, we may continue to achieve repeat client revenues for the contracting physician.

Revenues Sources

Our intended primary source of revenues is management fees through management services agreements with physicians or their affiliated entities at each laser clinic location. Typically, this agreement between us and a physician providing the laser tattoo removal procedures or oversight, provides that a specified percentage of the gross revenues of the laser clinics will be paid to us in return for site development, administrative, management, support and marketing services. We plan to enter into a new management services agreement with each physician (or an affiliated entity) with which we partner. We have currently entered into one management agreement with a physician who provides services in all three of our clinics.

Operations over the last three years have shown the average patient at our laser clinic spends approximately $205 per visit. The tattoo removal process may take between five and fifteen treatments at our laser clinics. The contracting physician currently charges $41 per square inch of tattoo to be removed and the estimated average total treatment is approximately $1,650.

Other revenues are derived from laser hair removal at each clinic. Based on management’s estimates, the average laser hair removal cost per treatment at our retail locations has been approximately $200. There are additional ancillary costs per laser treatment for products relating to the care of the tattoo being removed. On average, based on management’s estimates, the physician’s patients spend approximately $10 per visit on these ancillary products.

Marketing

During the past three years of operations, our management believes that we have been cost-effective in marketing our three laser clinics in Southern California. We intend to continue to focus our marketing efforts in strengthening the brand name, Dr. TATTOFF, and attracting new patients using primarily:

•	Google Adwords - fine-tuned to reach local markets - both within a fifty (50) mile radius and regional level;

•	Postcard inserts in alternative weekly publications by city, e.g., LA Weekly;

•	Local radio campaigns and carefully selected endorsements;

•	“Street Team” marketing and postcard drops in local area retail stores;

•	Strategic alliances with local businesses for customer referral, especially with tattoo parlors/tattoo art studios and medical community facilities offering breast augmentation services;

•	Local consumer trade shows with high traffic such as bridal expos, music and entertainment concerts;

•	Various blogs, as well as MySpace and YouTube, which appeal to the younger target market. We currently have video footage on MySpace and YouTube;

•	Press and public relations campaign; and

•	In the future, we intend to implement cable advertising such as Spot Runner as a cost-effective means of reaching a targeted audience.

Laser Clinic Expansion Plan

Our overall strategy for laser clinic openings targets the largest markets for laser tattoo removal based upon our research during its development stage. We plan to open multiple laser clinics in each target metropolitan area. We believe this model has had some success in our Southern California locations, whereby certain key medical staff members of the contracting physician can modify their schedules and be utilized in several locations concurrently, due to demand and slightly different operating times. For example, one physician may facilitate and oversee up to four laser clinics and two nurses can rotate between clinic locations to fill demand. The development phase of new laser clinics will utilize district managers who will oversee approximately ten store openings per region. We plan to expand our business primarily through the development of new clinics in contiguous markets and within existing markets. In evaluating new and current markets for building laser clinics, we first evaluate population demographics, determine the number of existing tattoo removal clinics and lasers in use and interview local physicians to assess interest in developing a laser tattoo removal business. The targeted market must exhibit a potential for generating break-even procedure volume within the first 3 to 6 months, including the necessary physician participation to support such levels. We seek to lease 1,500 square feet of space in retail centers located in high volume traffic areas. We will need significant additional infusions of debt or equity financing in order to execute the laser clinic expansion plan.

Competition

We face competition from other providers of laser tattoo removal services and physician management services companies. While our management believes there is no nationally known name brand retail establishment for laser tattoo removal, there are “medspa” facilities and dermatologists that offer tattoo removal services. These services are delivered through a fragmented system of local providers. We do not believe that any of these service providers have taken steps to actively promote the procedure to a consumer market or provide a consumer experience on a national level.

Our principal competitors in the Southern California area are:

•	TattooMD, which uses similar Medlitec6 laser technology as we do, has similar pricing points to us, and currently has a location in Los Angeles, California;

•	Laseraway, which has four stores in the Los Angeles County area;

•	Tatt2beGone, which also provides services in the Southern California market;

•	Celibre Medical Corporation, founded by a plastic surgeon/medical director with extensive experience in the business and locations in Torrance and Orange County;

•	Dr. Brandeis, a gynecologist offering very low cost tattoo removal and located in the vicinity of our Beverly Hills clinic; and

•	Epione of Beverly Hills, a competitor with a similar look, feel and medical/clinical positioning as Dr. Brandeis and Celibre.

We will also face competition in other targeted markets assuming that we are successful in expanding our laser clinics into other parts of California and the United States. Our ability to compete with the entities described above and those in other parts of the nation will depend largely on the success of our marketing efforts, the contracting physician’s success of the laser removal treatments relative to the cost to consumers and the positive consumer experience at our retail locations providing a basis for repeat customers for our contracting physicians. In order to respond to changes in the competitive environment, we may, from time to time, make pricing, service or marketing decisions or acquisitions that could ultimately cost the Company more money or even harm our business.

Our management believes our future success is dependent on our ability to reinforce and build on our brand name, Dr. TATTOFF, which we believe will require significant additional marketing efforts. We intend to focus on thoughtful, compellingly designed, strategically placed and well-executed promotional campaigns to build on the contracting physicians already existing patient base of over 10,800 individuals who have contacted our clinics, of which more than 4,160 having been treated by the contracting physician with laser tattoo removal as of February 7, 2008.

Intellectual Property

We own the rights to the registered trademark Dr. TATTOFF, among others, and will vigorously protect our intellectual property rights under our registration. We have other trade names currently pending registration and continually seek to protect our intellectual property.

Company Structure/Employees

As of February 1, 2008, we had 23 employees, 19 of whom were full-time.

Our expansion plan which we intend to implement given adequate financing will include the hiring of several key managers and staff including, a district manager to coordinate site development and oversee laser clinics performance for approximately ten laser clinics. An overseeing or procedure performing physician will be affiliated with each laser clinic in accordance with applicable state law and regulatory requirements. Each laser clinic is expected to have a staff that includes a nurse who will operate the laser and perform medical and aesthetic procedures; a technician to assist the nurse and physician; and a Dr. TATTOFF manager to oversee the operations of a specific clinic, including marketing and services.

Government Regulation

The healthcare industry is heavily regulated and changes in laws and regulations can be significant. Both us and the physicians who practice medicine at the clinics must maintain and safeguard the confidentiality of all patient records, charts and other information generated in connection with the professional medical services provided by such physician, in accordance with federal and state confidentiality laws and regulations, including the California Confidentiality of Medical Information Act, Civil Code Sections 56 et seq. and the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the regulations promulgated thereunder. Certain federal and state regulations govern the administration and licensing of the medical and technical staff of the clinics. The establishment, marketing and operation of the Company may be subject to various federal and state regulations, including laws and regulations prohibiting the practice of medicine by non-physicians, prohibitions concerning the kickback, rebate or division of fees between physicians and non-physicians, the manner in which a prospective patient may be solicited, the receipt or offering of remuneration as an inducement to refer patients, and self-referral for any person in connection with the furnishings of goods, services or supplies prescribed for medical diagnosis, care or treatment. We believe that we will be in compliance with applicable regulations, but failure to so comply can result in substantial civil and criminal penalties. Non-compliance by us or our contracting physicians could have a material adverse effect on our financial condition and could result in our cessation of business.

AMA Ethical Guidelines

The American Medical Association’s Council on Ethical and Judicial Affairs of the American Medical Association (“AMA”) has adopted a new ethical guideline which provides that physicians should not refer patients to health facilities in which they invest if they do not personally provide care in the facility, unless there is no alternative facility available.

State

Under California law, a business entity such as ours is not permitted to engage in the practice of medicine, although we may provide management services to a medical practice so long as it does not exercise excessive control over the medical practice and is otherwise in compliance with legal requirements. We provide marketing and practice management services to physicians as provided in the management services agreement. The existing management services agreement between us and William Kirby, D.O. is intended to comply with these legal requirements. The ability of us to meet our operating and financial obligations will be predicated on our ability to provide successful, competitive management services to physicians and other healthcare professionals who provide tattoo removal services. It is possible that the California Medical Board could allege or determine that the provision of management services by us constitutes excessive control over a physician’s medical practice or that the compensation payable to us is excessive or that we are otherwise unlawfully engaged in the practice of medicine. Defending against any such allegations will be costly and time-consuming and may materially and adversely affect our finances.

California Anti-Kickback Provisions

Section 445 of the California Health and Safety Code, provides that “no person, firm, partnership, association or corporation, or agent or employee thereof, shall for profit refer or recommend a person to a physician, hospital, health-related facility, or dispensary for any form of medical care or treatment of any ailment or physical condition. The imposition of a fee or charge of any such referral or recommendation creates a presumption that the referral or recommendation is for profit.” A violation of Section 445 is a misdemeanor and may subject the offender to imprisonment in the county jail for not longer than one year, or a fine of not more than $5,000.00, or by both such fine and imprisonment. Further, a violation of Section 445 may be enjoined by the California Attorney General. Section 650 of the California Business and Professions Code contains prohibitions against self-referral and kickbacks. Business & Professions Code Section 650 makes it unlawful for a “licensee,” including a physician, to pay or receive any compensation or inducement for referring patients, clients or customers to any person or entity, irrespective of any membership or proprietary interest in or with the person or entity receiving the referral. Violation of the statute is a public offense punishable by imprisonment, a fine of not more than $10,000, or both. Section 650 further provides that it is not unlawful for a physician to refer a patient to a health care facility solely because the physician has a proprietary interest or co-ownership in a health care facility, provided that (1) the physician’s return on investment for that proprietary interest or co-ownership is based upon the amount of capital investment or proportional ownership of the physician; and (2) the ownership interest is not based on the number or value of any patients referred. The provisions of Section 652.5 present the potential for liability as we could be charged with and convicted of a misdemeanor in the event a physician working under a management services agreement with the Company violates Section 650.

We believe that our relationships with physicians at our laser clinics are in compliance with California’s anti-kickback statutes. There is a risk that our marketing efforts could be viewed as “referring or recommending” a person to a health-related facility “for profit” in violation of Health and Safety Code Section 445. We cannot assure that our marketing efforts will not be viewed as violating Health and Safety Code Section 445.

Description of Property

We currently lease our office space for clinics and certain office equipment under noncancelable operating lease agreements. Occupancy lease agreements, in addition to base rentals, generally are subject to annual escalation provisions that range from 3% to 4% and options to renew ranging from 3 years to 5 years. In September 2007, we leased 4,600 square feet of office space in Beverly Hills, California as our principal executive offices for a term of eleven and one-half months. Our current facilities may not be adequate for our needs in the future as it is anticipated the Company will increase the number of clinics it operates and manages. In accordance with the terms of the Merger, the newly-merged surviving entity is assuming the obligations under these agreements.

RISK FACTORS

This section sets forth the material risks faced by the Company, particularly with respect to our new business. You should carefully consider the risks described below in conjunction with the other information in this Form 8-K and related financial statements. These risks are not the only risks we face. Our business, financial condition and results of operations could be harmed by any of the following risks or by other risks identified throughout this Form 8-K, or by other risks that have not been identified or that we may believe are immaterial or unlikely.

Risks Related to Our Business

We are an early stage company with a limited operating history, and we may be unable to successfully implement our business plan.

Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies engaged in the development of a new business. A partial list of the specific risks associated with our business include our:

•
ability to generate and successfully implement new ideas relating to the development and management of laser tattoo removal clinics and the contracting physician’s core service of laser tattoo removal;

•	need to manage our expanding operations;

•	continuing need to raise substantial additional capital;

•	dependence upon and need to hire key personnel; and

•	need to implement marketing campaign to establish and enhance the Dr. TATTOFF brand on an ongoing basis.

To address these risks, we must, among other things, respond to ours and the contracting physician’s competitors, attract, retain and motivate qualified personnel, continue to develop our brand, and market and sell our services to contracting physicians. We cannot guarantee that we will be successful in addressing any or all of these risks and the other risks described herein, or that we will generate significant revenues or achieve or sustain significant profitability. The failure to address one or more of these risks and successfully implement our strategy could have a material adverse effect on our financial condition or results of operations.

We have incurred significant operating losses since our inception that raise doubts about our ability to continue as a going concern, and if we do not achieve profitability we may be forced to cease operations.

Since beginning operations, the consolidated operations of the Beverly Hills clinic, Irvine clinic and the Encino clinic have not produced a profit for us and there can be no assurance that they or any future laser clinics can generate a profit or sustain or maintain our ability to operate at a profit. We have incurred significant expenses in connection with our formation, including legal and accounting expenses, clinic location build-out and marketing and will incur additional expenses in carrying out our business strategy.

Our cash position is very low relative to our anticipated cash needs.

As of February 1, 2008, we had a cash balance of $16,000, which was substantially less than our projected short-term and long-term cash needs (including fixed costs and projected future costs). Our lack of cash liquidity raises substantial doubt about our ability to continue as a going concern. See auditor’s report with the audited financial statements of Dr. TATTOFF appearing elsewhere in this Form 8-K. Our existence is dependent upon our management’s ability to develop profitable operations and resolve our liquidity problems. If we are not able to continue as a going concern, we may cease to operate and investors will lose some or all of their investment.

We will require additional funds to sustain our business, which we may be unable to obtain at acceptable terms.

We require substantial capital to fund our business operations and will continue to seek substantial amounts of capital after completion of the Merger to effectuate our business plan. We have experienced significant negative cash flow from operations to date and we expect to continue to experience significant negative cash flow in the future. We will require additional funds to sustain and expand operations and continue our marketing activities. Adequate funds for these and other purposes on terms acceptable to us, whether through additional equity financing, debt financing or other sources, may not be available when needed on commercially reasonable terms, or at all, or may result in significant dilution to existing equity holders. Our inability to generate sufficient funds from operations and external sources will have a material adverse effect on our business, results of operations and financial condition. If we are not able to raise additional funds, we will be forced to significantly curtail or cease our operations. Our ability to issue debt securities or to service any debt we do issue may also be limited by our inability to generate cash flow. We are currently in default with respect to some of our promissory notes we have previously issued, which may have a material adverse effect on our future business operations should such note holders initiate litigation or make otherwise similar demands.

Our services provided under the management services agreement with William Kirby, D.O. could be determined by the California Medical Board to constitute the unlawful practice of medicine.

Under California law, a business entity such as ours is not permitted to engage in the practice of medicine, although we may provide management services to a medical practice so long as we do not exercise excessive control over the medical practice and are otherwise in compliance with legal requirements. We provide marketing and practice management services to physicians as provided in the management services agreement. The existing management services agreement (“Management Agreement”) between us and William Kirby, D.O. is intended to comply with these legal requirements. Our ability to meet our operating and financial obligations will be predicated on our ability to provide successful, competitive management services to physicians and other healthcare professionals who provide tattoo removal services. It is possible that the California Medical Board could allege or determine that the provision of management services by us constitutes excessive control over a physician’s medical practice or that the compensation payable to us is excessive or that we are otherwise unlawfully engaged in the practice of medicine. Defending against any such allegations will be costly and time-consuming and may materially and adversely affect our finances. Moreover, should it be determined that we are in violation of law and must modify the nature and scope of our services and/or reduce the compensation that we receive for our services, we will be materially and adversely affected and may be unable to execute our business strategy.

Our business and that of our contracting physicians is subject to significant governmental healthcare regulation and noncompliance with such regulation could cause our financial condition to suffer.

The healthcare industry is heavily regulated and changes in laws and regulations can be significant. Both us and the physicians who practice medicine at the clinics must maintain and safeguard the confidentiality of all patient records, charts and other information generated in connection with the professional medical services provided by such physician, in accordance with federal and state confidentiality laws and regulations, including the California Confidentiality of Medical Information Act, Civil Code Sections 56 et seq. and the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the regulations promulgated thereunder. Certain federal and state regulations govern the administration and licensing of the medical and technical staff of the clinics. The establishment, marketing and operations of us and that of our contracting physicians may be subject to various federal and state regulations, including laws and regulations prohibiting the practice of medicine by non-physicians, prohibitions concerning the kickback, rebate or division of fees between physicians and non-physicians, the manner in which a prospective patient may be solicited, the receipt or offering of remuneration as an inducement to refer patients, and self-referral for any person in connection with the furnishings of goods, services or supplies prescribed for medical diagnosis, care or treatment. Many of these laws and regulations are ambiguous, and courts and regulatory authorities have provided little clarification. Moreover, state and local laws vary from jurisdiction to jurisdiction. As a result, we may not always be able to accurately interpret applicable law, and some of our activities could be challenged. We believe that we will be in compliance with applicable regulations, but failure to so comply can result in substantial civil and criminal penalties. Non-compliance by us could have a material adverse effect on the financial condition of the Company and could result in the cessation of our business.

Furthermore, the lasers we use in our laser clinics are medical devices that in the United States are subject to the jurisdiction of the Food and Drug Administration (“FDA”). In addition to FDA approval for the initial uses of these lasers, new uses require separate approval. Obtaining such approval can be an expensive and time consuming process, the success of which cannot be guaranteed. The failure of our suppliers to obtain regulatory approvals for any additional uses of lasers or otherwise comply with regulatory requirements could have a material adverse effect on our business, financial condition or results of operations.

Failure to comply with applicable FDA requirements could subject us, physicians who use our laser clinics or laser manufacturers to enforcement actions, including product seizure, recalls, withdrawal of approvals and civil and criminal penalties. Any such enforcement action could have a material adverse effect on our business, financial condition and results of operations. Further, failure to comply with regulatory requirements, or any adverse regulatory action could result in limitations or prohibitions on our use of lasers. This could have a material adverse effect on our business, financial condition and results of operations.

The regulatory environment in which we and our contracting physicians operate may change significantly in the future. Numerous legislative proposals have been introduced in Congress and in various state legislatures over the past several years that could cause major reforms of the U.S. healthcare system, inclusive of both state and federal systems. We cannot predict whether any of these proposals will be adopted or how they might affect our business. New or revised legislation could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to establish good relationships with physicians, our business could be negatively affected.

Most states prohibit us from practicing medicine, employing physicians to practice laser removal on our behalf or employing physicians to render laser removal services on our behalf. We provide management services and marketing support to physicians performing laser tattoo removal. Our activities involve developing and managing clinics, providing supplies, non-clinical personnel and administrative services. As a result, responsibility for patient services rests within the physician. Part of our business strategy is to develop a network of physicians who have or will have a significant source of patients who generate substantial revenues for the physician, and in turn, for us through our management services agreement with the physician. The success of our operations depends upon our ability to enter into agreements on acceptable terms with a sufficient number of healthcare providers, including physicians, to render tattoo laser removal and other professional services at centers managed and operated by us. There can be no assurance that we will be able to enter into agreements with physicians and/or other healthcare providers on satisfactory terms or that such agreements will be profitable.

We receive our revenue through a management services agreement, not directly from patients, therefore if the physicians do not pay our management fee pursuant to the management services agreement, our revenue could be adversely affected.

All revenues derived from our laser clinics are received pursuant to a Management Agreement entered into between a physician performing or overseeing the laser tattoo removals at a given clinic operated by us. We currently have one Management Agreement in place pursuant to which we provide management services to our three laser clinics currently operating. Under the Management Agreement, the physician is required to pay us a percentage of the gross revenues of each laser clinic location on a bi-weekly basis. As amended in August 2007, the Management Agreement entitles us to receive as payment for our management services, 65% of the gross revenues from the physician from August 31, 2004 through December 31, 2005 and 60% of the gross revenues thereafter through August 30, 2009. For purposes of clarification, all fees charged to patients at our laser clinics are deposited into the bank account of the physician, who then, in turn, pays us a management fee out of the gross revenues of each laser clinic, less certain expenses such as center medical staffing and advertising. We are paid the management fee by the physician or the physician’s affiliated entity for providing management, administrative, marketing, and support services, equipment and clinic space to the physician. The Management Agreement, as amended in August 2007, provides for a five (5) year term commencing on August 31, 2004 and ending on August 30, 2009. If the Management Agreement is terminated for any reason, if the physician does not pay the management fees pursuant to the terms of the agreement, or if the physician fails to perform the services required under the Management Agreement, our revenue will be materially and adversely affected.

We cannot guarantee the sufficiency of operating funds.

We believe that the capital necessary to fund our operations will be generated by the management fee revenues received from our contracting physicians over the long term. However, because we cannot predict with certainty how much revenue we or our contracting physicians will generate, we cannot guarantee that management fee revenues will be adequate to fund our operations now or in the future. In fact, our management fees have not been sufficient to date to cover our operating expenses. If operating cash flows are inadequate, we may need to obtain additional funds through additional equity offerings or third party borrowings, which would dilute your interest, and, if we are unable to obtain acceptable additional financing when needed, we may be forced to cease operations and you could lose your entire investment.

We and our contracting physicians operate in a competitive environment and may have difficulty competing with larger and better financed competitors.

We are aware of other facilities offering tattoo removal services in the geographical vicinity of the Beverly Hills, Encino, and Irvine clinics, all of which compete with the services offered by our contracting physicians. Moreover, given the mobility of patients, the Beverly Hills clinic, the Encino clinic, the Irvine clinic and any other office that may be opened in the Southern California area may in fact provide competition to the contracting physicians in any of our other clinics, which could have a direct impact on our management fee revenues. As tattoo removal technology continues to develop and the demand for tattoo removal services grows, other entities may become engaged in offering the same management services. Physicians increasingly may provide similar services through their own offices. Some of ours and our contracting physicians’ competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do in both the Southern California area and nationwide. These competitors could affect our ability to expand into other markets, generate sufficient revenues and maintain operations at a profitable level due to reduced margins or loss of market share.

In addition, the medical technology provided in the clinics by us is in a continual state of change, with new technologies being introduced and old techniques becoming obsolete. Although we believe that our technology, equipment and systems are among the most advanced available tattoo removal technology, there can be no assurance that new, improved, or more efficient technology will not be developed, making other providers of tattoo removal services more attractive and our contracting physicians less competitive. We cannot be certain that we will be able to compete successfully against current or future competitors of the Company or our contracting physicians.

An increase in the number of physicians who perform enough tattoo removal procedures to economically justify the purchase of their own lasers may harm our business.

As laser tattoo removal becomes more commonplace, the number of physicians who can economically justify the purchase of their own lasers may increase. Laser tattoo removal correction is still a relatively new procedure for most physicians, and it generally takes time for physicians to build up their procedure volume. We estimate that a physician or practice group needs to perform approximately 100 procedures a month in one location in order to economically justify the purchase or lease of a Medlitec6 laser. This estimate is based upon a number of factors including current prices for Medlitec6 lasers, current procedure fees charged by physicians and the current per procedure fee charged by our contracting physician. This estimate does not take into consideration the value physicians may place on our marketing and advertising, administrative support, maintenance and other services it may provide to a physician who uses our laser clinics.

Furthermore, a significant reduction in the price of lasers used in tattoo removal procedures could reduce demand for our services by making it economically more attractive for physicians to buy or lease lasers for themselves instead of utilizing our laser clinics. We currently use Medlitec6 lasers in our clinics. The Medlitec6 lasers currently have a retail price of approximately $125,000.

We may experience difficulties in managing our planned expansion strategy which could impair our business.

Our success will depend on our ability to expand and manage our laser tattoo removal clinics. Our growth and expansion will result in new and increased responsibilities for management and additional demands on management, operating and financial systems and resources. Our ability to continue to expand will also depend upon our ability to:

•	Implement and integrate new, expanded or upgraded operations and financial systems, procedures and controls;

•	Hire and train new staff and managerial personnel;

•	Expand our infrastructure; and

•	Adapt our structure to comply with present or future legal requirements affecting our arrangements with physicians.

All of these factors will have an impact on our future success, particularly due to the fact that our current business strategy relies heavily on the expansion of our laser clinics into other areas and geographic regions.

Our ability to operate effectively could be impaired if we were to lose the services of our management, or if we are unable to recruit qualified management and key personnel in the future.

Our success depends to a significant extent on the skills and efforts of our executive management team, including, but not limited to, James Morel, our founder and Chief Executive Officer. Although some of our management has general business experience, none of the Company’s current officers have managed or operated a tattoo removal business or physician’s management services business prior to the Company, and none of the officers have had prior experience in managing or operating large-scale, multi-clinic operations of the scale that we aspire to achieve. If our current management cannot manage and operate the Company for any reason, replacing experienced management may be difficult which could negatively affect our revenues. As we expand our operations and expands into other geographical areas, we will face risks associated with management’s ability to manage and operate the expansion. We cannot assure that management will be able to successfully manage and operate the growth of the Company.

The current officers and future directors of the Company have various conflicts of interest.

Some of the officers and future directors are involved in a variety of other businesses, and will enter into new business transactions and relationships in the future. As a result, these officers and future directors will have conflicts of interest in allocating management time, services and functions among the Company and the other businesses in which they may be involved, including new businesses which may be organized by them. Our officers and future directors believe that they have sufficient staff to be fully capable of discharging their responsibilities to the Company and such other businesses. Moreover, the officers and future directors, either directly or indirectly, own a substantial portion of the shares of our Common Stock. Conflicts of interest may arise in the course of the operations of the Company as a result of such control.

Any future litigation risks would likely involve significant expense on our part and distract our management.

Although we are not currently a party to any litigation, we may become subject to claims and litigation arising out of the conduct of our business or our contracting physician’s business or as a result of our default on any loans made to us. Although we do not believe we are engaged in the professional treatment of patients or the practice of medicine and therefore would argue that we are not directly liable for any malpractice by a physician, nonetheless, it may be asserted that we are engaged in the practice of medicine or we may incur liabilities for negligence on the part of our management and employees. Litigation could have a material adverse effect on our business operations and financial condition due to a loss of physician’s patients from negative publicity, and the expenses associated with defending any claim or suit resulting in a judgment against us. Any such expenses may exceed the level of insurance maintained by us. If a claim or lawsuit has a material adverse effect on our business operations or financial condition, investors could lose all or a portion of their investment in the Company.

Regulations governing the level of physician supervision over nurses and physician assistants may be inconsistent and non-compliance by us may result in suspension or revocation of licenses.

The supervising physician of a company who operates the medical practice managed by us does and will likely continue to engage registered nurses (either as employees or independent contractors) to assist in tattoo removal services. The supervising physician may also engage physician assistants (either as employees or independent contractors) to assist in such services. In order not to be deemed to be engaging in the practice of medicine, a nurse or physician assistant providing laser tattoo removal services must be supervised by a California-licensed physician. The physician assistant regulations contain a detailed listing of options as to the method by which the supervising physician generally may perform supervisory duties, but a supervising physician must be available in person or by electronic communication at all times when the physician is caring for a patient. The rules regarding physician supervision of registered nurses are not as clear as the rules governing supervision of a physician assistant. The California Board of Registered Nursing believes it is within a registered nurse’s scope of practice to use laser therapy for patients if there is an approved “standardized procedure” which is a policy or protocol developed through collaboration by the physician and the registered nurse. Although the standardized procedure must describe the scope of supervision required, the laws and regulations do not require a particular level of physician supervision. Because the standardized procedure regulations do not require a particular level of physician supervision, the Medical Board of California may take the position that a licensed physician be present at all times in the tattoo removal facility if a registered nurse is performing some or all of the tattoo removal services, while the California Board of Registered Nursing may take the position that a licensed physician must be available by phone and need not be present at all times in the facility. If physicians, nurses and physician assistants performing or assisting in tattoo removal services at our laser clinics are deemed to have violated the laws or the rules of the appropriate licensing agency with respect to supervision, they may face disciplinary action, including suspension or revocation of their medical or nursing license or credential, which would have a material adverse effect on the Company.

We are subject to anti-Kickback provisions which prohibit referrals for profit to a physician or an entity in which a physician has a proprietary interest for any form of medical treatment.

Section 445 of the California Health and Safety Code, provides that “no person, firm, partnership, association or corporation, or agent or employee thereof, shall for profit refer or recommend a person to a physician, hospital, health-related facility, or dispensary for any form of medical care or treatment of any ailment or physical condition. The imposition of a fee or charge of any such referral or recommendation creates a presumption that the referral or recommendation is for profit.” A violation of Section 445 is a misdemeanor and may subject the offender to imprisonment in the county jail for not longer than one year, or a fine of not more than $5,000.00, or by both such fine and imprisonment. Further, a violation of Section 445 may be enjoined by the California Attorney General. Section 650 of the California Business and Professions Code contains prohibitions against self-referral and kickbacks. Business and Professions Code Section 650 makes it unlawful for a “licensee,” including a physician, to pay or receive any compensation or inducement for referring patients, clients or customers to any person or entity, irrespective of any membership or proprietary interest in or with the person or entity receiving the referral. Violation of the statute is a public offense punishable by imprisonment, a fine of not more than $10,000, or both. Section 650 further provides that it is not unlawful for a physician to refer a patient to a health care facility solely because the physician has a proprietary interest or co-ownership in a health care facility, provided that (1) the physician’s return on investment for that proprietary interest or co-ownership is based upon the amount of capital investment or proportional ownership of the physician; and (2) and the ownership interest is not based on the number or value of any patients referred. The provisions of Section 652.5 present the potential for liability as we could be charged with and convicted of a misdemeanor in the event a physician working under a management services agreement with the Company violates Section 650.

There is a risk that our marketing efforts could be viewed as “referring or recommending” a person to a health-related facility “for profit” in violation of Health and Safety Code Section 445. We cannot assure that government enforcement agencies will not view our marketing efforts as violating Health and Safety Code Section 445.

AMA ethical guidelines could adversely affect our business.

The AMA’s Council on Ethical and Judicial Affairs has adopted a new ethical guideline which provides that physicians should not refer patients to health facilities in which they invest if they do not personally provide care in the facility, unless there is no alternative facility available. Any physician investor may want to consider, in consultation with his or her own advisors, the proposed AMA guidelines in making a decision whether to own or continue to own any securities of the Company.

We may not be able to maintain or obtain commercially reasonable insurance.

We currently have and/or plan to obtain such insurance that is available at commercially reasonable rates to cover potential liabilities. Such insurance includes professional liability insurance coverage, general liability insurance, property insurance, worker’s compensation coverage, manager and officer liability insurance, employer liability insurance, and such other insurance we deem necessary and appropriate to protect against both medical and non-medical liabilities. However, we cannot guarantee that any particular liability will be covered by insurance or that any judgment or damages will not exceed the limits of coverage. In addition, the insurance policies obtained by us may not continue to be available to us or, if they are available, they may become too expensive for us to maintain. If we cannot maintain adequate professional and general liability insurance or if we suffer uninsured losses, our financial condition may be jeopardized, and investors could lose all or a portion of their investment.

Our business revenue generation model is unproven and could fail.

We cannot be certain that our management services fee revenue model will be successful. The potential profitability of this business model is unproven and there can be no assurance that we can achieve profitable operations. Our ability to generate revenues depends, among other things, on our ability to successfully attract contracting physicians, the ability of the physician and us to successfully attract customers to our locations through a multi-faceted marketing campaign and to expand operations into other markets, both in California and across the United States, as well as the timely receipt of management services fees from our contracting physicians. We may need to diversify our sources of revenue beyond that of management services fees to generate significant revenues and there can be no assurances that we will be able to achieve this diversification. Accordingly, we cannot guarantee that our business model will be successful or that we can sustain revenue growth, or achieve or sustain profitability.

Our strategy to promote the brand “DRTATTOFF” through marketing efforts may not be successful.

We cannot currently measure the success of our marketing campaigns. Although we believe that with continued capital resources our planned marketing campaign will promote the brand and consequently, increase our number of clinics needed to meet the market needs, we do not currently have the cash resources to fund additional marketing efforts and the net proceeds of any debt or equity financings will not be sufficient to fund a nationwide marketing effort to support our expansion into other markets. Furthermore, even if we raise the necessary capital to fund the advertising campaign, we cannot provide assurances that our strategy will be successful in ultimately generating brand recognition and increased clinic site based on market numbers.

The market for our management services is evolving and our rate of growth is uncertain.

Our success depends upon increasing the number of clinics so that our contracting physicians can provide treatment to people seeking services for laser tattoo removal. Although recent studies have indicated that our target market is growing on a national level, if we do not successfully develop and market our management services and the laser services of our contracting physicians, our revenue and operating results will be adversely affected.

Our service offering and geographic location is not diversified and if we attempt to diversify, we may not be successful.

The development and management of laser tattoo removal clinics is our principal service, representing all of our revenue. Consequently, if the market for laser tattoo removal service declines, does not grow as we anticipate, or becomes increasingly competitive, our business will be harmed as a result of our contracting physicians loss of revenue. In addition, any attempt by us to diversify our management service offerings may not be successful and may cause us to divert resources and management attention away from our core business.

Furthermore, our existing revenues are geographically concentrated in Southern California. Due to the geographic concentration of our clinics in the Southern California region, our results of operations and financial condition may be subject to fluctuations in regional economic conditions, and may be adversely affected by tightened controls on lending resulting from the current credit crisis that may affect our contracting physician’s customers’ spending habits. Additionally, our concentration of clinics in this geographic region heightens our exposure to adverse developments related to competition.

Risks Related to our Securities

We do not anticipate paying dividends on our Common Stock in the foreseeable future.

Although we recently declared a Share Dividend prior to the Merger on February 6, 2008, we do not anticipate paying any additional dividends on our Common Stock in the foreseeable future. We intend to retain future earnings, if any, for use in the operation and expansion of any business we acquire and for the payment of our outstanding debt.

Control by our largest shareholder could limit the ability of our other shareholders to influence business matters.

As of the date hereof, approximately 6,712,500 of our outstanding shares of Common Stock were beneficially owned by our controlling shareholder, Pacific Holdings Syndicate, LLC (“Controlling Shareholder”). As a result, our Controlling Shareholder will be able to control all matters requiring shareholder approval including the election of directors and approval of significant transactions, such as any sale of the Company or our assets. This concentrated control will limit your ability to influence company matters and, as a result, our Controlling Shareholder may take actions that our shareholders do not view as beneficial. For example, this concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of the Company, which in turn could cause the value of our securities to decline or prevent our shareholders from realizing a premium for their securities.

Your ownership in the Company will be diluted upon conversion of the Series A Preferred Stock or exercise of the warrants and any subsequent financings that we may conduct.

Upon conversion of the Series A Preferred Stock or exercise of any of the warrants, holders of our Common Stock may experience substantial dilution as a result of such conversion or exercise, as well as a result of any financings that we may conduct in the future. Further, additional infusions of capital may have a dilutive effect on the book value of outstanding securities, including securities issued in any subsequent financing.

Certain provisions of our corporate documents may discourage unsolicited offers to acquire the Company.

Certain provisions of our Articles of Incorporation and Bylaws may have the effect of discouraging attempts to acquire the Company without the cooperation of our Board of Directors and management, including: (i) provisions requiring prior notice of matters to be brought before meetings of shareholders, and (ii) the ability of our Board to issue additional shares of Common Stock and preferred stock authorized in our Articles of Incorporation without stockholder approval. Any of these measures may impede a takeover of the Company without the approval of our Board of Directors and management.

There is currently no public or private trading market for our Common Stock and therefore an investment in the Common Stock presently has severely limited liquidity.

Although we are a company subject to the reporting requirements of the Exchange Act, our Common Stock is not publicly traded or quoted on any stock exchange or other electronic trading facility. We have no present plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in our Common Stock. We cannot assure you that a trading market for our Common Stock will ever develop. Our Common Stock has not been registered for resale under the blue sky laws of any state. The holders of shares of our Common Stock, and persons who may wish to purchase shares of our Common Stock in any trading market that might develop in the future, should be aware that significant state blue sky laws and regulations may exist which could limit the ability of our shareholders to sell their shares and limit potential purchasers from acquiring our Common Stock.

There may be adverse tax consequences as a result of the Merger.

As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. We have evaluated the possible tax consequences of any prospective business combination and endeavored to structure the Merger so as to achieve the most favorable tax treatment for all parties involved, including Lifesciences and Dr. TATTOFF. There can be no assurance that the Internal Revenue Service (“IRS”) or relevant state tax authorities will ultimately assent to our tax treatment of a particular consummated business combination. To the extent the IRS or any relevant state tax authorities ultimately prevail in re-characterizing the tax treatment of a business combination, there may be adverse tax consequences to the post-merger company.

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the financial statements and the related notes thereto, which are included in this Form 8-K. The following discussion is based upon Dr. TATTOFF’s results under accounting principles generally accepted (“GAAP”) in the United States.

OVERVIEW

Since its inception in 2004 and prior to the Merger, Dr. TATTOFF operated as a California limited liability company providing marketing and practice management services to a licensed physician who performs primarily laser tattoo removal services and will continue to provide these services on a post-Merger basis. Dr. TATTOFF operates under a management services agreement with a contracting physician whereby Dr. TATTOFF provides technical, management, administrative, marketing and support services, equipment and clinical site and the contracting physician’s medical personnel provide laser tattoo removal services.

Dr. TATTOFF operates three clinics in Southern California. In July 2004, Dr. TATTOFF opened its first clinic in Beverly Hills, a second clinic in Irvine in June 2005, and a third clinic in Encino, opened in March 2006. Laser tattoo removal is performed using a Medlitec6 laser by trained nurses under the supervision of a licensed physician ensuring quality control throughout the treatment. The physician’s practice, to whom Dr. TATTOFF provides management services, has performed over 15,000 laser tattoo removal treatments in Dr. TATTOFF’s clinics in Southern California since 2004. Development of clinical sites and management of laser tattoo removal clinics is Dr. TATTOFF’s core business and currently all of Dr. TATTOFF’s revenues are derived from the fees collected under Dr. TATTOFF’s management agreement.

Dr. TATTOFF’s management services fee is based on a percentage of the contracting physician’s gross revenues, whose revenues are primarily a function of the size and characteristics of the tattoo that is to be removed. Dr. TATTOFF’s tattoo removal clinics have a relatively high degree of operating leverage due to the fact that many of its costs are fixed in nature. As a result, the contracting physician’s procedure volume can have a significant impact on Dr. TATTOFF’s level of profitability since Dr. TATTOFF operates under a fixed percentage of gross revenues arrangement.

Dr. TATTOFF’s management service fees are impacted by a number of factors, including but not limited to, Dr. TATTOFF’s ability to assist the contracting physician to generate patients, placement for the physician through Dr. TATTOFF’s consumer advertising and word of mouth referrals, the availability of patient financing and the effect of competition and discounting practices in the laser tattoo removal industry.

Dr. TATTOFF’s operating costs and expenses include:

•
Management services expenses, including clinic facilities and related costs to operate the clinics, laser equipment, maintenance costs, medical supplies, clinic non-medical staff expenses, billing and collections and insurance;

•	General and administrative costs, including corporate staff expense and other overhead costs;

•	Marketing and advertising costs including marketing staff expense; and

•	Depreciation and amortization of equipment and leasehold improvements.

Dr. TATTOFF's strategic objective is to open as many as ninety similar laser tattoo clinics across the country over the next several years assuming the availability of capital exists, that the Company can retain a highly skilled management team and that the Company's business model is proven to be successful in varying markets. There is currently no nationally branded provider of such services and the opportunity to gain first mover advantage is the motivation behind such an aggressive expansion plan.

RESULTS OF OPERATIONS

Comparison of Nine Months Ended September 30, 2007 and September 30, 2006

Revenues

For the nine months ended September 30, 2007, revenues increased by approximately $99,000, or 17%, to approximately $677,000 from approximately $578,000 for the same period in 2006. This increase in revenues in 2007 was a direct result of higher procedure volumes by the contracting physician (as can be seen in the table below) that equated to higher management fee revenue. Procedure volume of 6,362 treatments for the first nine months of 2007 increased 44% from 4,398 treatments for the same period in 2006. The effect of increased marketing expenditures, coupled with a full nine months of operations in 2007 for the clinic that was opened in March 2006, are primarily responsible for the increases in procedure volume for the nine months ended September 30, 2007.

The following table details the number of laser tattoo removal treatments performed by the contracting physician at Dr. TATTOFF’s clinics during the nine months ended September 30, 2007 and 2006:

	2007	2006
Number of laser tattoo removal treatments performed	6,362	4,398

Operating Costs and Expenses

The following table shows the increase in the components of operating expense for the nine months ended September 30, 2007 over the period ended September 30, 2006:

	2007	2006	Change over 2006
Management service expenses	$458,944	$363,212	$95,732	26%
General and administrative expenses	637,630	266,896	370,734	139%
Marketing and advertising	412,809	116,381	296,428	255%
Depreciation and amortization	53,624	46,598	7,026	15%
	$1,563,007	$793,087	$769,920	97%

Management Service Expenses. Management services expenses include costs associated with the operations of the clinics. Costs include clinic facilities and related costs, laser equipment maintenance costs, medical supplies and clinic non-medical staff salaries and benefits. These direct costs increased for the nine months ended September 30, 2007 by approximately $96,000, or 26%, compared to the same period in 2006. Of this amount, approximately $37,000 was related to medical supplies and $14,000 to laser equipment maintenance cost, approximately $22,000 for facility related rent, telephone, and utilities, and $22,000 in additional personnel related costs as the Company staffed up in anticipation of implementing its growth plans.

General and Administrative Expenses. General and administrative expenses increased by approximately $371,000, or 139%, for the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006, as Dr. TATTOFF positioned the company for future growth. The major categories of increased expense included legal, accounting, and other professional fees $187,000, personnel and training $175,000. This increase was primarily due to an increase in professional fees associated with Dr. TATTOFF’s preparation of a private financing and possible merger.

Marketing and Advertising. Marketing and advertising expenses increased by approximately $296,000, or 255%, for the nine months ended September 30, 2007 from the same period in 2006. The Company added personnel as part of its targeted expansion plan, resulting in a $91,000 increase over the same nine month period from 2006. Advertising and promotion costs likewise increased $192,000 from the same period in 2006, as the Company focused on national branding initiatives in conjunction with its growth strategy.

Depreciation Amortization. Depreciation expense increased by approximately $7,000, or 15%, for the nine months ended September 30, 2007 from the same period in 2006, primarily as a result of a full nine months of depreciation and amortization of capitalized expenditures in 2007 for the clinic that was opened in March 2006.

Net Loss. For the nine months ended September 30, 2007 as compared with September 30, 2006, Dr. TATTOFF incurred net losses of $1,035,399 and $242,992, respectively, and had an accumulated deficit from members of $486,527 at September 30, 2007. The growth in volumes and revenues have not been sufficient to absorb the increases in expenses associated with the Company's expansion plans.

Comparison of Years ended December 31, 2006 and 2005

Revenues

For the year ended December 31, 2006, revenues increased by approximately $465,000, or 165%, to approximately $746,000 from approximately $281,000 from the year ended December 31, 2005. This increase in revenues in 2006 was a direct result of higher procedure volumes by the contracting physician (as shown in the table below) that resulted in higher management fee. Procedure volume of 5,777 treatments increased 176% from 2,090 treatments in 2005. Revenue per procedure of approximately $215 increased about 4.9% from $205 in 2005 as a result of the average tattoo size. The effect of increased marketing expenditures, coupled with the opening of a new clinic in 2006, are primarily responsible for the increases in procedure volume for year ended December 31, 2006.

The following table details the number of laser tattoo removal treatments performed by the contracting physician at Dr. TATTOFF’s clinics during the two years ended December 31, 2006 and 2005:

	2006	2005
Number of laser tattoo removal treatments performed	5,777	2,090

Operating Costs and Expenses

The following table shows the increase in the components of operating expense from 2005 to 2006:

	2006	2005	Change over 2005
Management service expenses	$508,729	$177,025	$331,704	187%
General and administrative expenses	417,405	204,986	212,419	104%
Marketing and advertising	141,902	105,772	36,130	34%
Depreciation and amortization	63,695	16,971	46,724	275%
	$1,131,731	$504,754	$626,977	124%

Management Service Expenses. Management service expenses include costs associated with the operations of the clinics. Costs include clinic facilities and related costs, laser equipment maintenance costs, medical supplies and clinic non-medical staff salaries and benefits. These direct costs increased during the year ended December 31, 2006 by approximately $332,000, or 187%, compared to the year ended December 31, 2005 as a result of opening one new clinic in 2006 and higher procedure volumes in Dr. TATTOFF’s existing two clinics. Of this amount, approximately $120,000 was primarily a result of increased salaries and related taxes, $123,000 for facilities related expenses and $28,000 for medical supplies, with the remaining amount spread across other supportive expenses.

General and Administrative Expenses. General and administrative expenses increased by approximately $212,000, or 104%, in the year ended December 31, 2006 as compared to the year ended December 31, 2005. Of this amount, approximately $82,000 was primarily due to an increase in salary and related taxes for Dr. TATTOFF’s CEO, approximately $54,000 for legal fees associated with the March 2007 reorganization of Dr. TATTOFF’s operating entities, approximately $33,000 for outside services, approximately $9,000 for consulting fees and approximately $8,000 for insurance.

Marketing and Advertising. Marketing and advertising expenses increased by approximately $36,000, or 34%, during the year ended December 31, 2006 from the year ended December 31, 2005. Of this amount, approximately $47,000 was due to a rise in salaries and related taxes associated with an increase in staffing as Dr. TATTOFF augmented Dr. TATTOFF’s marketing efforts with the opening of a new clinic in 2006. This increase in staffing expenses was offset by a reduction in promotion and trade shows expenses of $11,000 in 2006 over 2005.

Depreciation and Amortization. Depreciation and amortization expense increased by approximately $47,000 during the year ended December 31, 2006 from the year ended December 31, 2005, primarily as a result of depreciation of capitalized expenditures at the new clinic in 2006 and a full year of depreciation and amortization of capitalized expenditures for the clinic opened in 2005.

Interest Expense. Interest expense includes interest on loans and capital lease financing. Interest expense increased by approximately $22,000 to approximately $34,000 during the year ended December 31, 2006 from approximately $12,000 from the year ended December 31, 2005 primarily as the result of higher levels of debt associated with capital leases and the financing of the malpractice insurance policy and to a lesser degree, loans from managing members.

Net Loss. For the fiscal years ended December 31, 2006 and December 31, 2005, Dr. TATTOFF incurred net losses of $419,905 and $234,860, respectively, and had an accumulated deficit from members of $333,109 at December 31, 2006. The growth in vloumes and revenues have not been sufficient to absorb the increases in expenses associated with the Company's expansion plans.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity

Since inception in 2004, Dr. TATTOFF has funded its operations from revenue from its management services, member contributions and long and short-term debt. As of September 30, 2007, Dr. TATTOFF had negative working capital of approximately $713,000. Dr. TATTOFF’s current assets at September 30, 2007 were approximately $541,000 which consisted primarily of approximately $497,000 in cash, and a $27,000 note receivable from William Kirby, D.O.for unpaid management fees. Dr. TATTOFF’s current liabilities were approximately $1.254 million which consisted primarily of approximately $372,000 in trade accounts payable and accrued expenses, approximately $721,000 in related party loans and other notes payable, approximately $89,000 in current portion of long-term capital lease obligations, and $72,000 in accrued compensation.

As of December 31, 2006, Dr. TATTOFF had a negative working capital of approximately $375,000. Dr. TATTOFF’s current assets at December 31, 2007 were approximately $35,000, which consisted primarily of approximately $1,000 in cash, and $34,000 in prepaid expenses and other current assets. At December 31, 2006, Dr. TATTOFF’s current liabilities were approximately $410,000, which consisted primarily of approximately $66,000 in trade accounts payable, approximately $79,000 in accrued expenses, approximately $182,000 in related party loans and approximately $83,000 in current portion of long-term capital lease obligations and notes.

During the nine months ended September 30, 2007, Dr. TATTOFF received $300,000 from the issuance of two unsecured convertible promissory notes to two investors due the earlier of 180 days following the issue date or two days following the effective date of the merger into Lifesciences. The notes are convertible into shares of common stock at the option of the note holders. In addition to the notes, Dr. TATTOFF issued warrants to each holder for 82,483 membership Units of Dr. TATTOFF. The warrants have a five year term and an exercise price equal to $1.25. The proceeds were used primarily for working capital. The relative fair value of the warrants at the time of grant, $54,090 for both notes was recorded as a debt discount and is being amortized over the term of the note.

During the nine months ended September 30, 2007, Dr. TATTOFF issued three promissory notes to a member and manager of Dr. TATTOFF, in the aggregate amount of $238,000. The first note, dated February 15, 2007, is in the principal amount of $138,000. The second note, dated February 27, 2007, is in the principal amount of $25,000. The third note, dated March 17, 2007, is in the principal amount of $75,000. Each of the three notes is due nine months from the date of issuance and accrues interest at an annual rate of five percent. Dr. TATTOFF also issued two promissory notes to two of its managing members, in the principal amount of $52,000 and $10,000, respectively. The notes were issued on February 15, 2007, and are due and payable nine months following the issue date. These notes accrue interest at an annual rate of seven percent. Dr. TATTOFF also issued to the note holders an aggregate of five percent (5%) equity position in Dr. TATTOFF at the time of issuance. The relative fair value of these positions at the time of grant, which were determined by management to be $123,529 were recorded as a debt discount, and are being amortized to interest expense over the term of the notes.  The notes were converted into 247,570 Units in Dr. TATTOFF on December 20, 2007. The holder also received 123,786 warrants for the purchase of Units of Dr. TATTOFF at $1.25 each, which was subsequently reduced to $1.00 per unit in accordance with the terms of the warrant agreement.

In July 2007, Dr. TATTOFF issued an unsecured convertible promissory note to a lender in the amount of $75,000. The note matures at the earlier of (i) the date which is 180 days following the issue date, or (ii) the date which is two (2) days after the effective date of the Merger into Lifesciences, unless the lenders elect to convert this note. Such note bears interest at 10% per annum compounded quarterly and is convertible, at the option of the lender, into shares of common stock of Lifesciences only in the event Dr. TATTOFF is merged into Lifesciences. Dr. TATTOFF also issued as additional consideration to the note holder a warrant to purchase Units of Dr. TATTOFF at the price of $1.25 per Unit. The warrant is exercisable for a period of five years from the date of issuance, and provides that the lender is entitled to purchase that number of Units of Dr.TATTOFF that equals 41,241 Units, which takes into effect the 75:1 unit split. The relative fair value of the warrant at the time of grant, determined by management to be $13,522, was recorded as a debt discount and is being amortized over the term of the note. The note was converted into 78,144 Units in Dr. TATTOFF on December 20, 2007. The holder also received 39,072 warrants for the purchase of Units of Dr. TATRTOFF at $1.25, which was subsequently reduced to $1.00 per unit in accordance with the terms of the warrant agreement.

Management estimated the fair value of the warrants based upon the application of the Black-Scholes option pricing model using the following assumptions: expected life of five years, risk free interest rate of 3.9%, volatility of 70% and expected dividend yield of zero.

During September 2007, Dr. TATTOFF also issued 872,500 Units of Dr. TATTOFF for net proceeds of $666,337 from Dr. TATTOFF’s exempt private placement. In connection with these Units, Dr. TATTOFF also issued warrants to purchase 436,250 Units. The warrants have a five year term and an exercise price equal to $1.25. The proceeds from these financings have been used primarily for working capital.

Subsequent to September 30, 2007, Dr. TATTOFF issued promissory notes in the aggregate principal amount of $64,000 to two of its members and an investor in Lifesciences. The outstanding principal and accrued interest on the notes was due on or before December 1, 2007 and the notes accrued interest at rate of eight percent per annum. The notes had a default interest rate of eighteen percent per annum. The promissory notes went into default and on December 20, 2007, all holders agreed to extend the maturity date of the notes to the earlier of (a) an additional six (6) months from December 1, 2007 or (b) five (5) business days from the date a registration statement registering the securities of Dr. TATTOFF, or its successor entity in the event of a merger or other business combination, for public sale is declared effective by the SEC. In addition, each note holder waived any and all past defaults, late charges (including default interest rates) and penalties under the notes in their entirety. Lifesciences has assumed the obligations under these notes in connection with the Merger, which have a principal outstanding balance of $65,195 as of February 8, 2008, including accrued but unpaid interest.

Subsequent to September 30, 2007, Dr. TATTOFF sold 180,000 Units of Dr. TATTOFF at a price of $1.00 per Unit to three accredited investors in a private placement of Dr. TATTOFF’s securities. Dr. TATTOFF received net proceeds of $162,000 from the sale. The purchasers also received a warrant to purchase an aggregate of 90,000 Units of Dr. TATTOFF at an exercise price of $1.25 per Unit. In connection with the sale of the Units pursuant to the private placement, Dr. TATTOFF entered into Registration Rights Agreements which required that Dr. TATTOFF file, within 45 days of closing the merger with Lifesciences, a registration statement pursuant to the Securities Act of 1933, as amended, registering the shares of Lifesciences common stock issuable in the merger in exchange for each Unit and Unit underlying the warrants.

In connection with the sales of an aggregate of 1,052,500 Units pursuant to the private placement, Dr. TATTOFF entered into Registration Rights Agreements which required that Dr. TATTOFF file, within 45 days of closing the merger with Lifesciences, a registration statement pursuant to the Securities Act of 1933, as amended, registering the shares of Lifesciences common stock issuable in the merger in exchange for each Unit and Unit underlying the warrants. If the merger occurs, the Unit holders have agreed to extend the filing date of the registration statement to 75 days and to exchange the 1,052,500 Units held by such holders at the effective time of the merger for the issuance of an aggregate of 10,940 shares of Series A Preferred Stock of Lifesciences. In addition, Lifesciences will issue warrants to purchase an aggregate of 526,250 shares of common stock of Lifesciences at an exercise price of $1.00 per share

From December 28, 2007 through February 8, 2008, Dr. TATTOFF issued convertible promissory notes in the aggregate principal amount of $309,975 to 12 accredited investors. Each note has a maturity date of six months from the issue date and an annual interest rate of 10%. The notes are convertible into Units at a rate of $1.00 per Unit (or Lifesciences common stock post-merger), including any accrued but unpaid interest through the date of conversion. In the event that the notes are converted or held to maturity, the note holders are also entitled to receive warrants to purchase Units (Lifesciences common stock post-merger) at an exercise price of the lesser of $1.00 or 50% of the public offering price of Lifesciences securities at such time as the Lifesciences offers its securities to the public pursuant to an effective registration statement under the Securities Act of 1933

Net cash used in operating activities during the nine months ended September 30, 2007 was approximately $550,000 due primarily to the net loss of approximately $1,035,000 along with a net increase in liabilities of approximately $298,000, which were offset by approximately $177,000 in non-cash transactions made up primarily of depreciation and amortization of the previously referenced note discounts.

For the years ended December 31, 2006 and 2005, net cash used in operating activities was approximately $257,000 and $193,000, respectively. The increase in net cash used in operating activities of $63,000 during 2006 compared to 2005 was attributable to an increase in net loss before depreciation of approximately $138,000 in 2006 over 2005, offset by an increase in cash due to changes in operating assets and liabilities.

Cash flows used in investing activities for the nine months ended September 30, 2007, was approximately $71,000 and consisted of capital expenditures and security deposits. For the years ended December 31, 2006 and 2005, cash used in investing activities was approximately $164,000 and $296,000 in 2006 and 2005, respectively, which primarily consisted of capital expenditures for laser equipment.

For the nine months ended September 30, 2007, cash flow provided by financing activities totaled approximately $1.1 million and consisted primarily of the net proceeds from the exempt private placement offering of $667,000, the proceeds from the issuance of notes and related party notes payable of $525,000, offset by repayments on notes payable and capital leases of approximately $74,000.

For the years ended December 31, 2006 and 2005, cash flows provided by financing activities were approximately $391,000 and $517,000, respectively. The cash flows from financing activities in 2006 were lower primarily due to a reduction in equipment and leasehold improvements capital lease financing from 2005. This decrease in capital lease financing was offset by an increase in funding from members contributions and related party loans in the year ended December 31, 2006 over amounts in the year ended December 31, 2005.

Going Concern Considerations

The financial statements included in this Form 8-K have been prepared assuming Dr. TATTOFF will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. As shown in the unaudited financial statements of Dr. TATTOFF as of and for the nine month periods ended September 30, 2007 and September 30, 2006, Dr. TATTOFF had a substantial working capital deficiency, has recurring net losses, and has incurred net cash outflows from operating activities. At September 30, 2007, Dr. TATTOFF had an accumulated deficit of approximately $487,000, negative working capital of $713,000, and has suffered significant losses since inception. These factors raise substantial doubt about Dr. TATTOFF’s ability to continue as a going concern.

As previously indicated, the Company is currently in default of its obligations with one of its noteholders. As of February 8, 2008, the outstanding balance totals $159,781. The Company is in negotiations with the holder for a revised repayment schedule.

Dr. TATTOFF’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitability. During 2007, Dr. TATTOFF raised funds through the issuance of convertible promissory notes with investors and through a private placement of its Units to accredited investors to provide additional working capital. The combined company intends to provide for additional working capital by future private placement financings of debt and equity securities. There can be no assurance that such financings will be available on acceptable terms, or at all.

Although Dr. TATTOFF has been able to fund its current operating needs with collections from management services, short term financing and member contributions, it will need to raise a significant amount of cash through the sale of capital stock to sufficiently fund its planned operations which will create significant dilution to the existing investors. Dr. TATTOFF believes that its cash currently on hand along with the net proceeds raised subsequent to September 30, 2007 will be sufficient to fund its current operations through the end of March 2008. However, increases in expenses or delays or failure to achieve its revenue growth through increasing the number of new clinics may adversely impact its ability to raise the necessary capital and may require cost reductions. Dr. TATTOFF does not have any arrangements with any bank or financial institution to secure additional financing and there can be no assurance that any such arrangement, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in Dr. TATTOFF’s best interests. Failure to secure such financing or to raise additional capital or borrow additional funds and/or expand its operations may result in Dr. TATTOFF not being able to continue as a going concern.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates include those related to the debt discount and those associated with the realization of long-lived assets.

Revenue Recognition

Dr. TATTOFF’s revenues are derived from management services provided to a contracting physician. Dr. TATTOFF provides non-medical services and facilities based on contractual prices established in advance that extend continuously over a set time for a fixed percentage of the contracting physician’s gross revenues (as defined in the Management Agreement - See Note 9 to Dr. TATTOFF’s 2006 audited financial statements) with no upfront fees paid by the contracting physician. Under the management service agreement with the contracting physician, there is no right to refund or rejection of services. Management services fees are paid by the contracting physician to Dr. TATTOFF on a bi-weekly basis as earned, which is when Dr. TATTOFF has substantially performed management services pursuant to the terms of the management service agreement with the contracting physician. Dr. TATTOFF recognizes revenue when the following criteria of revenue recognition are met: (1) persuasive evidence that an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured.

Long-lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets , long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of the impairment review, assets are reviewed on an asset-by-asset basis. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of each asset to future net cash flows expected to be generated by such asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount which the carrying amount of the assets exceeds the fair value of the assets. Through September 30, 2007, there have been no such losses.

Valuation of Member Interests and Warrants

In February and March 2007, Dr. TATTOFF issued promissory notes to managing members and as additional consideration for the lenders purchasing the notes. Dr. TATTOFF issued the lenders a five percent (5%) equity position in Dr. TATTOFF as of the date of the issuance. The ownership interest post-Merger will be decreased to 3.4%. The relative fair value of these positions at the time of grant was recorded as a debt discount and is being amortized over the term of the notes. Dr. TATTOFF management estimated the fair value of Dr. TATTOFF to be approximately $4.2 million based upon a recent sale of member Units.
In June and July 2007, Dr. TATTOFF issued two unsecured promissory notes and as additional consideration for the lenders purchasing the notes, Dr. TATTOFF issued the lenders warrants to purchase member Units. The relative fair values of the warrants at the times of grants were recorded as debt discounts and are being amortized over the term of the notes. Dr. TATTOFF estimated the fair value of the warrants based upon the application of the Black-Scholes option pricing model using the following assumptions: expected life of five years, risk free interest rate of 3.9%, volatility of 75% and expected dividend yield of zero. See Note 6 to Dr. TATTOFF's September 30, 2007 unaudited financial statements.

Contractual Commitments

In August 2007, Dr. TATTOFF amended the Management Agreement with William Kirby, D.O., whereby Dr. TATTOFF provides technical, management, administrative, marketing and support services and equipment to the clinic sites and Dr. Kirby medical personnel provide tattoo removal services. The Management Agreement currently covers all three laser clinics operated by Dr. Kirby. The initial term of the Management Agreement was one year, however it was subsequently amended in August 2007, and the term of the agreement was extended for five (5) years commencing on August 31, 2004 and ending on August 30, 2009. Under the Management Agreement, the physician is required to pay Dr. TATTOFF a percentage of the gross revenues of each laser clinic location on a bi-weekly basis. As amended in August 2007, the Management Agreement entitles Dr. TATTOFF to receive as payment for Dr. TATTOFF’s management services, 65% of the gross revenues from the physician from August 31, 2004 through December 31, 2005 and 60% of the gross revenues thereafter through August 30, 2009.

Dr. TATTOFF leases its office space and certain office equipment under noncancelable operating lease agreements and lasers and other equipment and tenant improvements under capital leases arrangements that expire through 2011. See Note 10 to Dr. TATTOFF’s 2006 and 2005 audited financial statements.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement focuses on creating consistency and comparability in fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Dr. TATTOFF is currently evaluating the impact of adopting SFAS 157 on Dr. TATTOFF’s financial statements.

Security Ownership of Certain Beneficial Owners and Management.

Unless otherwise indicated in this Form 8-K, all references in this Form 8-K to the Company’s Board of Directors shall refer to the directors-elect of the Company, which shall become the Board of Directors of the Company ten days after the Company’s filing of an Information Statement pursuant to Section 14(f) of the Exchange Act and Rule 14F-1 thereunder.

The following table sets forth information as of February 11, 2008 as adjusted for the Merger based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (1) each person known by us to be the owner of more than 5% of the outstanding shares of Common Stock, (2) each director and named executive officer, and (3) officers and directors as a group. Beneficial ownership means sole or shared voting power or investment power with respect to a security. We have been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated. Unless otherwise indicated, the address of each of the individuals and entities listed below is c/o Dr. TATTOFF, 8447 Wilshire Boulevard, Suite 102, Beverly Hills, California 90211.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership	Percent of Class (1)
Ark Venture Capital, Inc. (2)	823,488	7.9%
John J. Klobnak (3) (4)	453,356	4.3%
Roland Perry (4)	419,513	4.0%
Pacific Holdings Syndicate, LLC (5)	6,712,500	64.1%
James Morel (4) (5)	0	*
William Kirby (4) (5) (6)	119,797	1.1%
John Keefe	0	*
Ian Kirby (7)	78,144	*

Officer & Directors as a Group (5 persons) (4)	617,454	5.9%

* Less than 1%

(1) Assuming 10,470,336 shares of Common Stock issued and outstanding as of February 11, 2008.

(2) Voting control of Ark Venture Capital, Inc. is held by Robert D. Keyser and Albert J. Poliak, the founders and former officers and directors of Lifesciences. Ark Venture Capital, Inc.’s address is 925 S. Federal Highway, Suite 600, Boca Raton, Florida 33432.

(3) These shares are jointly owned by Mr. Klobnak and his wife, Valerie J.S. Klobnak.

(4) Roland Perry will resign as director of the Company effective ten days after the Company’s filing of a Schedule 14F-1 and James Morel and William Kirby will be appointed directors of the Company on the same date. John J. Klobnak will also become a director of the Company on such date provided certain other conditions are met. Mr. Perry’s shares are not included in the calculation of “Officers and Directors as a Group.”

(5) Mr. Morel and Dr. Kirby own approximately 38.2% and 11.8% of Pacific Holdings Syndicate, LLC, respectively, and are managing members of Pacific Holdings Syndicate, LLC.

(6) Does not include warrants to purchase 27,536 shares of Common Stock at an exercise price of $1.00 per share.

(7) Does not include warrants to purchase 41,241 shares of Common Stock at an exercise price of $1.25 per share and 39,586 shares of Common Stock at an exercise price of $1.00 per share.

Directors, Executive Officers, Promoters and Control Persons.

Pursuant to the Merger Agreement and ten days after the filing of a Schedule 14F-1 with the SEC, Roland Perry will resign from the Board of Directors and Messrs. Klobnak, Morel and Dr. Kirby will become the directors of the Company. The executive officers of Dr. TATTOFF commenced service as executive officers of the Company as of the effective time of the Merger.

The names, ages and positions of all of our directors and executive officers are as follows:

Name	Age	Position
John Klobnak	57	Director Nominee, Chairman of the Board of Directors
James Morel	37	Chief Executive Officer, Director Nominee
William Kirby, D.O.	35	Medical Director, Director Nominee
John Keefe	59	Chief Financial Officer
Ian Kirby	28	Chief Marketing Officer
Roland Rick Perry	48	Director

John Klobnak. Mr. Klobnak is expected to be appointed to the Board of Directors of the Company and named Chairman of the Board of Directors pursuant to the provisions of the Merger Agreement provided certain other conditions are met. Mr. Klobnak served as Chairman and Chief Executive Officer of Laser Vision Centers, Inc. (“LaserVision”) from July 1988 to May 2002. Effective May 15, 2002, LaserVision merged with TLC Vision Corporation (NASDAQ: TLCV) and became a subsidiary of TLCVision. From May 2002 to August 2004, Mr. Klobnak served on the board of directors of TLCVision as Vice-Chairman of the Board. Mr. Klobnak also served on the corporate governance committee of the Board of TLC Vision. From 1990 to 1993, Mr. Klobnak served as LaserVision’s Chairman, President and Chief Executive Officer. From 1986 to 1988, he served as Chief Operating Officer and subsequently President of MarketVision, a partnership acquired by LaserVision upon its inception in 1988. Prior to 1986, Mr. Klobnak was engaged in marketing and consulting. Mr. Klobnak also served as Chairman of the Board of Directors of Quick Study Radiology, Inc. from 1999 to 2006.

James Morel. Mr. Morel has served as Chief Executive Officer of the Company since February 2008 and is expected to commence service as director following Mr. Perry’s resignation. Mr. Morel created DRTATTOFF LLC and the registered trademark, Dr. TATTOFF, in 2004 as a marketing and management company for physicians interested in providing tattoo removal. Mr. Morel has served as the Chief Executive Officer and a managing member of Dr. TATTOFF since 2004. From 2001 to 2004, Mr. Morel served as a producer and partner in Gorilla Advertising, a syndicated television commercial production company and Mackenzie-Morel Entertainment, an independent television production company. He developed and produced “Star Dates” for E!Television. As a partner in Mackenzie-Morel, he worked with numerous Hollywood networks and production companies. Mr. Morel was the founder and President of 1-800-POSTCARDS, a promotional printing company based in New York City and Los Angeles from 1995 to 2000. Also from 1995 to 2000, Mr. Morel served as Publisher and Editor of POPsmear magazine, an arts and entertainment print magazine with international distribution. He oversaw a staff that produced articles and photographs covering the entertainment, music and art world. Mr. Morel holds a BA degree from Syracuse University’s Newhouse School of Communications and School of Arts & Sciences with a dual major of Advertising and Psychology and minor in Marketing. Mr. Morel filed for personal bankruptcy in October of 2001. This bankruptcy was discharged in December of 2002.

William Kirby, D.O. Dr. Kirby has served as Medical Director of the Company since February 2008 and is expected to commence service as a director following Mr. Perry’s resignation from the Board. A board-certified dermatologist, Dr. Kirby has been the Medical Director and a managing member of Dr. TATTOFF since 2004. Dr. Kirby has been a licensed physician since 2002 in California. Dr. Kirby’s medical practice is limited to dermatology with an emphasis on laser tattoo removal, cutaneous oncology, and facial cosmetic procedures. He is also the recipient of the Koprice award for his presentation on laser tattoo removal procedures and is considered by many to be one of the leading medical authorities on laser tattoo removal techniques. He has also published extensive works on this subject. Dr. Kirby has a degree in biology from Emory University and a D.O. from Nova Southeastern University. He did his first year of postgraduate training in Internal Medicine at Mount Sinai Medical Center & Miami Heart Institute in Miami Beach, Florida in 2001. His Dermatology residency training took place in association with Western University/Pacific Hospital where he served as Chief Resident in the Department of Dermatology.

John Keefe. Mr. Keefe has served as Chief Financial Officer of the Company since February 2008 and for Dr. TATTOFF prior to the Merger since November 2007. From January 2007 to November 2007, Mr. Keefe served as the Chief Financial Officer of Equicare Capital, LLC, a healthcare revenue cycle company, where he assisted in building financial models for the company and facilitated the company’s merger with Argyle Solutions Inc. in August 2007. From 2002 to 2006, Mr. Keefe was a co-founder and served as the Chief Operating Officer of Centerre Healthcare Corporation, an acute rehabilitation hospital company, where he was responsible for all aspects of hospital operations, including implementations, regulatory compliance, clinical quality, and marketing. Prior to that, Mr. Keefe served as Chief Financial Officer of NextCARE Hospitals, Inc., a long-term acute hospital company, from 1999 to 2001. From 1995 to 1999, Mr. Keefe served as Chief Financial Officer of Intensiva HealthCare Corporation, a publicly traded long-term acute care hospital company (PinkSheets:IHHC), until its merger with Select Medical Corporation where Mr. Keefe was responsible for all SEC filings, include quarterly and annual reports, as well as insider trading compliance and prospectus development. His duties also included responsibility for information systems, software/hardware selection, benefits design, risk management, and HMO/PPO contracting as well as all traditional financial function and reporting areas. Mr. Keefe has a BBA in Accounting from Georgia State University and became licensed as a Certified Public Accountant (Georgia) in 1981.

Ian Kirby. Mr. Kirby has served as Chief Marketing Officer of the Company since February 2008 and for Dr. TATTOFF prior to the Merger since November 2007. From February 2007 through October 2007, Mr. Kirby served as Executive Creative Director for Art Machine, an entertainment advertising agency, where he was responsible for servicing and growing existing accounts, bringing in new ones, and directing creative aspects of projects from a diverse range of clients. Prior to that in 2006, Mr. Kirby developed pitch presentations for Strategic Group, a New York-based company specializing in brand and image creation for a variety of clients. From 2002 to 2006, Mr. Kirby worked for Shoolery Design, another entertainment advertising agency, serving over two years as the Director of the Television department. From 2001 to 2002, Mr. Kirby headed West Coast Sales and Marketing efforts for Malaguti USA, the sole American importer of a European motor scooter company. Mr. Kirby holds a degree in Business Administration from the University of Florida.

Roland Rick Perry. Mr. Perry has served as a member of our Board of Directors since August 2005. Mr. Perry currently serves as president of Internet PR Group, a public relations and independent research and consulting firm based in California. Mr. Perry has served as president of Institutional Analyst, Inc. (formerly known as Internet PR Group) since 1998. Mr. Perry attended Southern Illinois University, Loyola of Chicago and University of California, Los Angeles.

Key Employees

Monya Matewsky. Ms. Matewsky has served as Director of Marketing of the Company since February 2008. Ms. Matewsky has over six years experience in the medical industry and holds a Bachelor of Science Degree in business management and marketing from Bridgewater State College. As marketing manager for HealthWest, a start-up medical spa franchising company, from 2003 to 2005, she provided an intensive hands-on approach to implementing marketing programs for over 20 medical spas across the United States. She was also responsible for implementing employee training programs, recruitment and general day-to-day operations.

Nicole Wool. Ms. Wool has served as Director of Public Relations of the Company since February 2008. Prior to working for the Company, Ms. Wool worked for the Los Angeles based public relations firm, Rousso/Fisher Public Relations as its Director of Public Relations from 2006 to 2007. Ms. Wool practiced law as a litigation attorney specializing in rights of publicity, privacy, defamation, copyright law, real estate, and medicine for five years prior to 2006. Ms. Wool graduated Magna Cum Laude and with Distinction from UC Santa Barbara in 1997 and has a J.D. from Southwestern University School of Law in Los Angeles.

Family Relationships

Dr. William Kirby, a director nominee and our Medical Director, and Ian Kirby, our Chief Marketing Officer, are brothers. There are no other family relationships between or among our executive officers and directors or director nominees.

Code of Ethics

We have adopted a Code of Ethics. Shareholders may write to James Morel, Chief Executive Officer, at our principal executive offices: 8447 Wilshire Boulevard, Suite 102, Beverly Hills, California 90211, to request a copy of the Code of Ethics, we will provide it to any person without charge upon such request.

Executive Compensation.

No compensation has been paid to any officers or directors of Lifesciences from inception through the effective time of the Merger. The following table sets forth certain information concerning the compensation for services rendered in all capacities to Dr. TATTOFF for the fiscal years ended December 2007 and 2006 of Dr. TATTOFF's chief executive officer (principal executive officer) and the two most highly compensated executive officers of Dr. TATTOFF other than the chief executive officer, who are referred to in this section as the named executive officers.

Summary Compensation Table

				All Other
Name and Principal Position		Year	Salary	Compensation	Total
			($)	($)	($)
James Morel	Chief Executive Officer	2007	116,637		116,637
		2006	77,801	42,119	119,920
John Keefe (1)	Chief Financial Officer	2007	2,307		2,307
		2006			0
William Kirby (2)	Medical Director	2007	18,750		18,750
		2006			0

(1)	Mr. Keefe commenced service as Chief Financial Officer of Dr. TATTOFF on November 21, 2007.

(2)	Dr. Kirby did not receive compensation for his services as Medical Director of Dr. TATTOFF until October 2, 2007.

Option Grants

As of February 11, 2008, the Company has not granted any options and does not presently have any stock option plans in place.

Employment Agreements

Effective October 2, 2007, William Kirby, D.O. commenced service as Dr. TATTOFF’s full-time Medical Director and became entitled to receive an annual salary of $150,000. Dr. Kirby is eligible for all health and welfare insurance benefits offered to all other Dr. TATTOFF employees as of the effective date. Dr. Kirby also agreed to execute Dr. TATTOFF’s confidentiality, non-compete agreement. There is no written employment agreement or specified term for Dr. Kirby’s employment and either party may terminate the employment relationship at any time, with or without advance notice. In accordance with the terms of the Merger, Lifesciences has assumed the obligations under this arrangement.

Effective October 19, 2007, Ian Kirby, Dr. William Kirby’s brother, accepted Dr. TATTOFF’s offer of employment to serve as Dr. TATTOFF’s full-time Chief Marketing Officer beginning November 12, 2007 and is entitled to receive an annual salary of $150,000. Mr. Kirby is eligible for all health and welfare insurance benefits offered to all other Dr. TATTOFF employees effective thirty (30) days from the start date of his employment. In addition to his base salary, Mr. Kirby is eligible to participate in any bonus plans, incentive compensation programs and stock option plans, if any, as may be in effect from time to time, at a level consistent with his position and with Dr. TATTOFF’s then current policies and practices. Mr. Kirby also agreed to execute Dr. TATTOFF’s confidentiality, non-compete agreement. There is no written employment agreement or specified term for Mr. Kirby’s employment and either party may terminate the employment relationship at any time, with or without advance notice. In accordance with the terms of the Merger, Lifesciences has assumed the obligations under this agreement.

Effective November 21, 2007, John Keefe accepted Dr. TATTOFF’s offer of employment to serve as Dr. TATTOFF’s full-time Chief Financial Officer with an annual salary of $225,000. There is no written employment agreement in place, however, the Company and Mr. Keefe are currently negotiating the terms of his employment agreement.

Director Compensation

None of our directors receive an annual fee for services nor do we pay fees to directors for their attendance at meetings; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

Director Independence

Mr. Morel and Dr. Kirby will not be “independent” directors upon their appointment to the Board of Directors, as defined under the standards of independence set forth in the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ Standards”), although these independent director standards or any other standards do not directly apply to us because we do not currently have any securities that are listed on NASDAQ or other exchange. Mr. John Klobnak, however, will be deemed by our Board of Directors to be an “independent” director as defined under the NASDAQ Standards.

Certain Relationships and Related Transactions, and Director Independence.

Transactions With Related Persons, Promoters and Certain Control Persons.

Certain Guarantees

Dr. William Kirby, our Medical Director, personally guaranteed certain lease obligations of Dr. TATTOFF and its affiliates. These obligations include the three real estate leases associated with the laser clinics operated by Dr. TATTOFF in Irvine, Encino and Beverly Hills, California. Dr. Kirby has also guaranteed certain equipment leases of Dr. TATTOFF. James Morel, Dr. TATTOFF’s Chief Executive Officer, personally guaranteed the real estate lease associated with Dr. TATTOFF’s corporate offices in Beverly Hills, California. In accordance with the terms of the Merger, Lifesciences has assumed the obligations under these lease agreements.

Promissory Notes of Certain Related Parties

Dr. TATTOFF issued a promissory note to Dr. William Kirby, our new Medical Director, on February 15, 2007 in the principal amount of $52,000. The note accrued interest at an annual rate of seven percent and was due and payable nine months following the issue date. Dr. Kirby subsequently agreed to amend the note to extend the due date of the note to March 31, 2008. As additional consideration for purchasing the notes, Dr. TATTOFF issued Dr. Kirby an equity position in Dr. TATTOFF at the time of issuance, which upon effecting the Merger, entitled Dr. Kirby to receive 64,725 shares of our Common Stock. Effective December 20, 2007, Dr. Kirby agreed to convert the outstanding principal balance and accrued interest of $55,072 into 55,072 Units and warrants to purchase 27,536 Units initially at an exercise price of $1.25 per Unit, which was subsequently reduced to $1.00 per Unit in accordance with the terms of the warrant agreement.

On July 25, 2007, Dr. TATTOFF issued a convertible promissory note in a principal amount of $75,000 to Ian Kirby, our new Chief Marketing Officer. The convertible promissory note was due the earlier of (i) 180 days following the issue date and (ii) two days following the effective date of the Merger. The convertible promissory note bore interest at an annual rate of ten percent and was convertible into shares of common stock of Lifesciences in accordance with the terms of the note. In connection with the note, Dr. TATTOFF also issued to Mr. Kirby five-year warrants to purchase 41,241 Units of Dr. TATTOFF at an exercise price is $1.25 per Unit. The convertible promissory note was in default and on December 20, 2007, Mr. Ian Kirby agreed to convert the outstanding principal balance and accrued interest of $78,144 into 78,144 Units and warrants to purchase 39,072 Units initially at an exercise price of $1.25 per Unit, which was subsequently reduced to $1.00 per Unit in accordance with the terms of the warrant agreement.

On November 15, 2007, Dr. TATTOFF issued promissory notes in the aggregate principal amount of $64,000 to Messrs. Morel, Knight, Klobnak and Dr. Kirby. The outstanding principal and accrued interest on the notes was due on or before December 1, 2007 and the notes accrued interest at rate of eight percent per annum. The notes had a default interest rate of eighteen percent per annum. The promissory notes went into default and on December 20, 2007, all holders agreed to extend the maturity date of the notes to the earlier of (a) an additional six (6) months from December 1, 2007 or (b) five (5) business days from the date a registration statement registering the securities of the Company, or its successor entity in the event of a merger or other business combination, for public sale is declared effective by the SEC. In addition, each note holder waived any and all past defaults, late charges (including default interest rates) and penalties under the notes in their entirety. Lifesciences has assumed the obligations under these notes in connection with the Merger, which have a principal outstanding balance of $65,195 as of February 8, 2008, including accrued but unpaid interest.

Management Services Agreement

William Kirby, D.O., individually as a physician, and Dr. TATTOFF entered into a Management Agreement on August 31, 2004, which was superseded by the Management Agreement dated December 20, 2005. Pursuant to the terms of the Management Agreement, Dr. TATTOFF provides technical, management, administrative, marketing and support services and equipment to the sites whereby Dr. Kirby provides or supervises tattoo removal services. The Management Agreement currently covers all three laser centers operated by Dr. TATTOFF. The initial term of the Management Agreement was one year and renewed automatically for successive one year terms unless either party notified the other party in writing, not less than ninety days prior to the end of the then current term, of its intention not to renew the Management Agreement. The agreement also provides for such other termination events as set forth in the Management Agreement. The Management Agreement was subsequently amended in August 2007, such that the term of the Management Agreement is for five (5) years commencing on August 31, 2004 and ending on August 30, 2009. The August 2007 amendment increased the amount that Dr. Kirby is required to pay Dr. TATTOFF for management services to 65% of the gross revenues of the physician in 2004 and 2005, and 60% in 2006 through 2009. In accordance with the terms of the Merger, Lifesciences has assumed the position of Dr. TATTOFF under the Management Agreement.

Other Certain Transactions

Messrs. Keyser and Poliak, our former executive officers, also serve as executive officers and maintain voting control over Ark Venture Capital, Inc. Effective August 15, 2005, Messrs. Keyser and Poliak resigned as officers and directors of our Company. Simultaneous with their resignations, they appointed Roland Perry to serve as sole director, Chief Executive Officer, Chief Financial Officer and President of our Company. Since inception, Ark Venture Capital has advanced our Company $38,376, all of which remains outstanding as of February 8, 2007. These advances are non-interest bearing and payable on demand.

On May 16, 2007, Roland Perry, our former officer and current director, sold 6,048 shares of our Common Stock to John J. Klobnak in consideration of $3,037.50. On May 16, 2007, Ark Venture Capital, Inc. sold 11,925 shares of our Common Stock to John J. Klobnak in consideration of $5,962.50. The Company was not a party to these transfers. Mr. Klobnak subsequently transferred 9,000 shares to the Klobnak Irrevocable Trust, as well as an aggregate of 976 shares to certain other individuals. Mr. Klobnak disclaims any beneficial interest in the trust.

From inception through the effective time of the Merger, our Company, pursuant to an oral agreement with Ark Financial Services, Inc., has maintained at no cost to us, our executive offices. The offices were in approximately 1,100 square feet of office space located at 925 S. Federal Highway, Suite 600, Boca Raton, Florida 33432. Mr. Poliak and Mr. Keyser are executive officers and principal shareholders of Ark Financial Services, Inc.

On July 23, 2007, Dr. TATTOFF entered into a Finders Fee Agreement with Dawson James Securities, Inc. (“Dawson James”). Dawson James is controlled by Ark Financial Services, Inc. In connection with the issuance of a certain promissory note with a principal amount of $150,000, Dr. TATTOFF paid Dawson James a cash fee of ten percent (10%) of the value of the transaction, as well as issued Dawson James warrants equal to ten percent (10%) of the value of the transaction (“Dawson James Warrants”). The warrants contained customary terms, including, but not limited to, demand and piggyback registration rights, and cashless exercise provisions. Dawson James also assisted Dr. TATTOFF in obtaining other private financing, for which Dawson James received cash commissions of  $88,300 equal to 10% of the aggregate gross proceeds of the financing and warrants to purchase 88,300 Dr. TATTOFF Units, equal to 10% of the number of Units sold by Dawson James in the private financing. In accordance with the terms of the Merger, Lifesciences issued warrants to purchase shares of Lifesciences Common Stock to Dawson James under the same terms and conditions as the Dawson James Warrants and the warrants issued in connection with the private financing.

DESCRIPTION OF SECURITIES

General

Under our Articles of Incorporation, we are authorized to issue 80,000,000 shares of Common Stock, $0.0001 par value, and 20,000,000 shares of preferred stock, no par value. The following is a summary description of our capital stock.

Common Stock

As of February 11, 2008, there were 10,470,336 shares of Common Stock outstanding. The shares were held of record by thirty five (35) shareholders.

Holders of our Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Holders of our Common Stock are entitled to receive their proportionate share of dividends, if any, declared from time to time by the Board of Directors out of funds legally available for that purpose.

In the event of our liquidation, dissolution or winding up, holders of the Company’s Common Stock are entitled to their proportionate share of all assets remaining after payment of liabilities, after taking into consideration the prior distribution rights of any preferred stock then outstanding. Our Common Stock has no preemptive or conversion rights or other subscription rights. No redemption or sinking fund provisions apply to our Common Stock.

Dividend Policy

Except for the Share Dividend declared and paid on February 6, 2008, we have not declared or paid any cash dividends on shares of our Common Stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

Preferred Stock

Under our Articles of Incorporation, the Board of Directors is authorized, without shareholder approval, to issue from time to time up to 20,000,000 shares of preferred stock, including dividend rights, and liquidation preferences, that the board of directors may determine. The rights of the holders of Common Stock will be affected by, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for others to acquire, or of discouraging others from attempting to acquire, a majority of our outstanding voting stock On February 8, 2008, we designated the rights and preferences of a class of shares of Series A Preferred Stock authorizing 100,000 shares pursuant to the filing of an amendment to our Articles of Incorporation with the State of Florida. As a result of the Merger, there are currently 10,940 shares of Series A Preferred Stock outstanding.

Series A Preferred Stock

On February 6, 2008, our Board of Directors approved the designation of 50,000 shares of our preferred stock as Series A Preferred Stock, with a Stated Value of $100 per share. The Series A Preferred Stock pays annual dividends on any outstanding shares of Series A Preferred Stock in the amount of 10% per annum commencing on the issue date. At the option of the holder, we may pay the dividends in whole or in part on a payment in kind (i.e. Series A Preferred Stock) basis at any time, calculated based upon the face value of the Series A Preferred.

Conversion Features: Shares of Series A Preferred Stock are convertible into our Common Stock at a Conversion Price of $1.00 per share of Common Stock, subject to the adjustments as specified in the Series A Preferred Stock Certificate of Designation. Each share of Series A Preferred Stock is convertible (i) at the option of the holder thereof from the time of issuance so long as such share(s) of Series A Preferred Stock remain outstanding; and (ii) automatically and mandatorily converted into Common Stock on the earlier of (x) March 1, 2009; (y) ten (10) calendar days following the closing date of a private or public offering of the Common Stock by the Company which yields gross proceeds to the Company (before any expenses) of not less than $5 million; or (z) at any time, at the option of the Company, provided that the Common Stock is listed or quoted on a trading market, such as an exchange or other quotation medium, and the average of the daily volume weighted average price of the Common Stock exceeds $2.00 per share of Common Stock for ten (10) consecutive trading days.

Voting and Liquidation: Holders of the Series A Preferred Stock have no voting rights other than those required under Florida law or specified in the Series A Preferred Stock Certificate of Designation. In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or otherwise, after payment or provision for payment of our debts and other liabilities, the holders of the Series A Preferred Stock shall be entitled to receive, before the holders of any of the Common Stock or other classes of our preferred stock ranking junior thereto, out of our remaining net assets, the amount each holder invested in the Series A Preferred Stock, plus all accrued but unpaid interests, and any other amounts accrued and owing hereunder. As long as any shares of the Series A Preferred Stock remain outstanding, we may not create, authorize or issue any other class or series of capital stock which is senior to the Series A Preferred Stock with respect to liquidation, without obtaining the prior written consent of the holders of at least a majority of the number of shares of the Series A Preferred Stock then outstanding.

The foregoing description of the Series A Preferred Stock is a general description only and is qualified in its entirety by the text of the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.3 to this Form 8-K.

Common Stock Purchase Warrants

Purchasers of the Series A Preferred Stock also receive five-year warrants to purchase a number of shares of our Common Stock equal to 50% of the shares issuable upon conversion of the Series A Preferred Stock (at the time of issuance of the Series A Preferred Stock) at an exercise price equal to $1.00 per share (“Preferred Stock Warrants”). By way of illustration, one share of Series A Preferred, which is presently convertible into 100 shares of our Common Stock, will receive a warrant to purchase 50 shares of our Common Stock at an exercise price of $1.00 per share. The exercise price of the Preferred Stock Warrants is subject to adjustment as set forth in the warrant agreement including the requirement that if the Company at any time prior to the expiration of the Preferred Stock Warrant, subject to certain exceptions, issues any shares or securities convertible into shares of our Common Stock to a person other than the warrant holder for a consideration per share less than the exercise price in effect at the time of such issuance, then the exercise price shall be immediately reset to such lower price.

The foregoing description of the Preferred Stock Warrants is a general description only and is qualified in its entirety by the text of the Preferred Stock Warrant, a copy of which is attached hereto as Exhibit 10.15 to this Form 8-K.

10% Convertible Promissory Notes and Related Common Stock Purchase Warrants

From December 2007 until immediately prior to the Merger, Dr. TATTOFF issued Secured Convertible Promissory Notes with an aggregate principal amount of $334,975 (“Convertible Promissory Notes”), with warrants issuable in accordance with the terms of the Convertible Promissory Note (the “Promissory Note Warrants”). The Convertible Promissory Notes mature six months from the issue date (“Maturity Date”) and accrue interest at a rate of 10% per annum on their respective aggregate unconverted and then outstanding principal amount, which interest is on the Maturity Date. The Promissory Note Warrants expire five years from the issue date of the Convertible Promissory Note. We assumed the obligations under the Convertible Promissory Notes, including the obligation to issue Promissory Note Warrants at some point in the future, as a result of the Merger.

Conversion Feature: The holder of a Convertible Promissory Note may, at his or her option, so long as any portion of the Convertible Promissory Note remains outstanding, elect to convert any outstanding and unpaid principal portion of Convertible Promissory Note, and any accrued and unpaid interest into shares of our Common Stock at a price of $1.00 per share of Common Stock, subject to adjustment.

Promissory Note Warrants:

Upon Conversion. In the event the Convertible Promissory Note is converted, in whole or in part, then the holder shall also receive at the time of conversion a Promissory Note Warrant to purchase one-half share of our Common Stock at an exercise price of $1.00 per share, for each share of Common Stock issued upon conversion of the Convertible Promissory Note.

At Maturity. In the event all or a portion of the Convertible Promissory Note remains outstanding on the Maturity Date, then the holder shall receive on such date a Promissory Note Warrant to purchase one (1) share of Common Stock at an exercise price of $1.00 per share, for each share of Common Stock which would have been issued had the principal balance and accrued and unpaid interest outstanding on the Maturity Date been converted in accordance with the terms of the Convertible Promissory Note.

Exercise Price. The exercise price of the Promissory Note Warrants is subject to adjustment as set forth in the warrant agreement including the requirement that if the Company at any time prior to the expiration of the Promissory Note Warrant, subject to certain exceptions, issues any shares or securities convertible into shares of our Common Stock to a person other than the warrant holder for a consideration per share less than the exercise price in effect at the time of such issuance, then the exercise price shall be immediately reset to such lower price.

Registration Rights. The shares of our Common Stock underlying the Convertible Promissory Note and Promissory Note Warrants are subject to “piggy-back” registration rights in the event that we file a registration statement registering other shares of our Common Stock, then the shares of our Common Stock underlying the Convertible Promissory Note and Promissory Note Warrants would also be included in such registration statement.

The foregoing description of the Convertible Promissory Note is a general description only and is qualified in its entirety by reference to the agreement, which is filed as Exhibit 10.14 to this Form 8-K and incorporated herein by reference.

Warrants

Under the terms of the Merger Agreement, Lifesciences issued or assumed five-year warrants to certain Dr. TATTOFF members to purchase an aggregate of 1,148,992 shares of the Company’s Common Stock, 328,957 of which have an exercise price of $1.25, subject to adjustment, 770,035 of which have an exercise price of $1.00, subject to adjustment and 50,000 of which have an exercise price of $0.80. The warrant exercise price is subject to adjustments for stock splits, stock dividends, mergers, reorganizations and asset sales. Certain of these warrants contain demand and “piggyback” registration rights, as well as cashless exercise provisions.

Registration Rights

In connection with the issuance of the Series A Preferred Stock, we entered into a registration rights agreement (“Registration Rights Agreement”) which requires that 75 days following the issuance of the Series A Preferred Stock, we are required to file a registration statement with the SEC to register the shares of our Common Stock underlying the Series A Preferred Stock and the Preferred Stock Warrants (“Underlying Securities”), pursuant to the Securities Act. We are required keep the registration statement effective until the earlier of (i) the date that all of the Underlying Securities have been sold or (ii) two years from the effective date of the registration statement. We generally must pay all expenses, except for underwriters’ discounts and commissions, incurred with the exercise of the registration rights.

The foregoing description of the Registration Rights Agreement is a general description only and is qualified in its entirety by reference to the agreement, which is filed as Exhibit 10.16 to this Form 8-K and incorporated herein by reference.

Anti-Takeover Effects of Provisions of Florida law and Our Bylaws

Our Articles of Incorporation, bylaws and Florida law contain provisions relating to the indemnification of officers and directors. Generally, they provide that we may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of our company, by reason of the fact that he is or was a director, officer, employee or agent of our company. It must be shown that he acted in good faith and in a manner, which he reasonably believed to be in, or not opposed to our best interests. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to our company.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

Transfer Agent

The transfer agent for our Common Stock is Florida Stock Transfer, Inc. Our transfer agent is located at 7130 Nob Hill Road, Tamarac, Florida 33321 and its telephone number is (954) 726-4954.

Market Price of and Dividends on the Registrant’s Common Equity and Other Shareholder Matters.

Our Common Stock is not currently traded on any exchange or automated electronic quotation service. Therefore there is no range of high and low bid information presently available for our Common Stock.

As of February 11, 2008, there were 10,470,336 shares of our Common Stock outstanding held by approximately 35 shareholders of record. There were 10,940 shares of our Series A Preferred Stock outstanding held by approximately 20 holders of record on the same date.

On February 4, 2008, our Board of Directors approved a Share Dividend to our shareholders that was effected on February 6, 2008 (“Dividend Date”), whereby each issued and outstanding share of the Company’s Common Stock as of the Dividend Date received 55.5 shares of the Company’s Common Stock for each share of Common Stock held by such shareholder on the Dividend Date. No fractional shares were issued and instead were rounded up to the nearest whole share. We do not anticipate paying any other dividends on our Common Stock in the foreseeable future. We anticipate that we will retain future earnings, if any, to fund the development and growth of our business.

As of February 11, 2008, 1,148,992 shares of our Common Stock were subject to outstanding warrants to purchase Common Stock, and 1,094,000 shares of Common Stock are reserved for issuance upon conversion of the 10,940 shares of Series A Preferred Stock.

Legal Proceedings.

We are not a party to any pending legal proceedings.  Our property is not the subject of a pending legal proceeding.

Changes in and Disagreements With Accountants.

Our principal independent accountant has not resigned or been dismissed nor have we had any disagreements.

Recent Sales of Unregistered Securities.

In January 2008, we issued an aggregate of 4,667 shares of our Common Stock in a private placement offering to 6 accredited purchasers, at a purchase price of $6.00 per share, for gross proceeds of $28,002. There were no broker commissions paid in connection with the sale of these securities.

As a result of the Share Dividend, on February 6, 2008, we issued an aggregate of 2,479,027 shares of our restricted, unregistered Common Stock pro rata to our shareholders as of the Dividend Date. The shares issued in the Share Dividend were exempt from Section 5 of the Securities Act as the issuances did not constitute a sale as such term is defined in the Securities Act.

On February 11, 2008, we issued an aggregate of 7,946,642 shares of our Common Stock, par value $.0001 per share, and an aggregate of 10,940 shares of our Series A Preferred Stock to the members of Dr. TATTOFF in connection with the Merger. We also assumed in the Merger securities issued to certain members of Dr. TATTOFF including five-year warrants to purchase an aggregate of 328,957 shares of our Common Stock at an exercise price of $1.25 per share, subject to adjustment, and assumed or issued 770,035 shares of our Common Stock at an exercise price of $1.00 per share, and 50,000 shares of our Common Stock at an exercise price of $.80 per share. The shares of Common Stock and Series A Preferred Stock, as well as the warrants, were all issued pursuant to the exemption provided by Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering and/or Rule 506 of Regulation D promulgated under the Securities Act. See “Description of Securities.”

In connection with the Merger, we also assumed the obligations of Dr. TATTOFF under certain Convertible Promissory Notes in the aggregate principal amount of $334,975, with Promissory Note Warrants issuable in accordance with the terms of the Convertible Promissory Note. See “Description of Securities.”

The above issuances of securities were exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering, unless otherwise indicated. The securities will be deemed restricted securities for purposes of the Securities Act. A legend was placed on the stock certificates representing the securities providing that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

Indemnification of Directors and Officers.

Section 607.0850(1) of the Florida Business Corporation Act, as amended (the “Florida Act”), provides that, in general, a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

In the case of proceedings by or in the right of the corporation, Section 607.0850(2) of the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claims as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

Section 607.0850 further provides that to the extent a director, officer, employee or agent of a corporation is successful on the merits or in the defense of any proceeding referred to in subsections (1) or (2) of Section 607.0850 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that the corporation may advance such expenses; that indemnification provided for by Section 607.0850 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under such Section 607.0850.

Section 607.0850 of the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person’s actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation’s articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in favor or in a proceeding by or in the right of a shareholder.

The Company’s Articles of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Florida law.

Item 3.02    Unregistered Sale of Equity Securities.

The information set forth in Item 2.01 relating to the unregistered securities issued pursuant to the Merger is hereby incorporated by reference.

Item 5.01    Changes in Control of Registrant.

The information set forth in Item 2.01 is hereby incorporated by reference. Other than the transactions and agreements disclosed in this Form 8-K, we know of no other arrangements, which may result in a change in control.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 relating to the Company’s Board and management changes pursuant to the Merger is hereby incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 2.01 relating to the Company’s designation of Series A Preferred Stock is hereby incorporated by reference.

Item 5.06    Change in Shell Company Status.

The information set forth in Item 2.01 is hereby incorporated by reference.  As a result of the completion of the Merger described in Item 2.01, we ceased being a “shell company,” as defined in Rule 12b-2 under the Exchange Act.

Item 9.01    Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

The audited financial statements of Dr. TATTOFF for the fiscal years ended December 31, 2006 and 2005 and the related notes thereto and the unaudited financial statements of Dr. TATTOFF for the nine months ended September 30, 2007 and 2006 and the related notes thereto.

(b) Pro Forma Financial Information.

The Company has excluded the pro forma disclosure required under SEC Regulation S-B Item 310(d) since the Company’s historical information as presented in these financial statements represent, in all material respects, what would be presented on a pro forma basis due to the lack of operations of the shell company.

(c)    Shell Company Transactions.

See paragraphs (a) and (b) above.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated September 7, 2007*

2.2	Amendment Number 1 to the Agreement and Plan of Merger, dated October 5, 2007

2.3	Amendment Number 2 to the Agreement and Plan of Merger, dated February 1, 2008**

2.4	Articles of Merger - State of Florida

2.5	Certificate of Merger - State of California

3.1	Articles of Incorporation

3.2	By-Laws

3.3	Articles of Amendment to the Articles of Incorporation designating Series A Preferred Stock

10.1	Management Services Agreement between Dr. Tattoff, LLC and Will Kirby, D.O., Inc., dated December 20, 2005

10.2	Amendment to Management Services Agreement between Dr. Tattoff, LLC and Will Kirby, D.O., Inc., dated August 15, 2007

10.3	Convertible Promissory Note, issued by Dr. Tattoff, LLC in favor of Gregg Parker, in the principal amount of $150,000, dated June 15, 2007

10.4	Warrants issued by Dr. Tattoff, LLC in favor of Gregg Parker, to purchase 1,112 membership units of the Company, dated June 18, 2007

10.5	Convertible Promissory Note, issued by Dr. Tattoff, LLC in favor of Alex Tringas, in the principal amount of $150,000, dated July 20, 2007

10.6	Warrants issued by Dr. Tattoff, LLC in favor of Alex Tringas, to purchase 1,112 membership units of the Company, dated July 20, 2007

10.7	Warrants issued by Dr. Tattoff, LLC in favor of Ian Kirby, to purchase 556 membership units of the Company, dated July 24, 2007

10.8	Finders’ Fee Agreement by and between Dawson James Securities, Inc. and Dr. Tattoff, LLC, dated July 25, 2007.

10.9	Finder's Fee Warrants issued by Dr. Tattoff, LLC in favor of Dawson James Securities, Inc., dated July 23, 2007

10.10	Placement Agent Warrants issued by Dr. Tattoff, LLC in favor of Dawson James Securities, Inc., dated October 5, 2007

10.11	Placement Agent Warrants issued by Dr. Tattoff, LLC in favor of Brookshire Securities Corporation, dated October 5, 2007

10.12	Form of Promissory Note issued by Dr. Tattoff, LLC on November 15, 2007

10.13	Form of Unit Purchase Warrant issued by Dr. Tattoff, LLC in the December 2007 conversion of certain outstanding Promissory Notes

10.14	Form of Convertible Promissory Note issued by Dr. Tattoff, LLC in the December 2007 private offering of Convertible Promissory Notes

10.15	Form of Common Stock Purchase Warrant issued by Lifesciences Opportunities Incorporated in connection with the issuance of shares of Series A Preferred Stock

10.16	Form of Registration Rights Agreement between Lifesciences Opportunities Incorporated and holders of shares of Series A Preferred Stock

10.17
Standard Retail Lease by and between NK Beverly Hills Corporation, as landlord, and Dr. Tattoff, LLC, as tenant, for lease of premises located at 8500 Wilshire Boulevard, Beverly Hills, California, dated February 16, 2005

10.18
Standard Multi-Tenant SubLease by and between Bryan D. Allen, as Sublessor and Dr. Tattoff, LLC, as Sublessee for lease of premises located at 8447 Wilshire Boulevard, Beverly Hills, California, dated September 6, 2007

10.19
Standard Multi-Tenant SubLease by and between John G. Alevizos, D.O., Inc., as Sublessor and William Kirby D.O., Inc., as Sublessee for lease of premises located at 15751 Rockfield, Unit 120, Irvine, California, dated January 18, 2006

10.20
Standard Multi-Tenant Office Lease by and between States Associates, LLC, as Lessor and Dr. Tattoff Master, LLC, as Lessee for lease of premises located at 15751 Rockfield, Unit 120, Irvine, California, dated January 18, 2006

21.1	Subsidiaries

* Previously filed as an exhibit to the Current Report on Form 8-K filed on October 1, 2007.

** Previously filed as an exhibit to the Quarterly Report on Form 10-QSB filed on February 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFESCIENCES OPPORTUNITIES INCORPORATED

Dated: February 11, 2008	By:	/s/ James Morel
Name: James Morel
Title: Chief Executive Officer

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Members
DRTATTOFF, LLC

We have audited the accompanying balance sheets of DRTATTOFF, LLC (the “Company”) as of December 31, 2006 and 2005, and the related statements of operations, changes in members’ deficit and cash flows for each of the two years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its operations and cash flows for each of the two years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a substantial working capital deficiency, has recurring net losses, and has incurred net cash outflows from operating activities. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 12 to the financial statements, in September 2007, the Company entered into a merger agreement with a publicly traded “shell” company.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California
October 1, 2007

DRTATTOFF, LLC
BALANCE SHEETS
December 31, 2006 and 2005

	2006	2005

ASSETS

CURRENT ASSETS
Cash	$761	$31,079
Prepaid expenses	27,378	32,360
Other current assets	6,900	5,925
	35,039	69,364

PROPERTY AND EQUIPMENT, net	363,072	275,076
OTHER ASSETS	21,641	8,946

Total assets	$419,752	$353,386

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$65,631	$19,686
Accrued and other liabilities	9,384	3,762
Note payable	17,104	21,726
Related party loans payable	182,876	31,281
Accrued compensation	69,311	27,112
Capital lease obligations, current	65,435	45,244
	409,741	148,811
LONG-TERM LIABILITIES
Capital lease obligations, net of current portion	257,120	231,779
Related party notes payable	86,000	36,000
Total liabilities	752,861	416,590

Commitments and Contingencies

MEMBERS’ DEFICIT
Members’ deficit	(333,109)	(63,204)

Total liabilities and members’ deficit	$419,752	$353,386

The accompanying notes are an integral part of these statements.

DRTATTOFF, LLC
STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS’ DEFICIT
For the Years Ended December 31, 2006 and 2005

	2006	2005

REVENUES	$745,571	$281,444

OPERATING COSTS AND EXPENSES
Management service expenses	508,729	177,025
General and administrative expenses	417,405	204,986
Marketing and advertising	141,902	105,772
Depreciation and amortization	63,695	16,971

OPERATING LOSS	(386,160)	(223,310)

NET INTEREST EXPENSE	33,745	11,550

NET LOSS	(419,905)	(234,860)

MEMBERS’ DEFICIT - beginning of year	(63,204)	(13,344)

CASH CONTRIBUTIONS	150,000	185,000

MEMBERS’ DEFICIT - end of year	$(333,109)	$(63,204)

The accompanying notes are an integral part of these statements.

DRTATTOFF, LLC
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2006 and 2005

	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(419,905)	$(234,860)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	63,695	16,971
Changes in operating assets and liabilities:
Prepaid expenses and other assets	4,007	(37,311)
Accounts payable	45,945	16,089
Related party payable	1,848	15,028
Accrued and other liabilities	47,821	30,874
Net cash used in operations	(256,589)	(193,209)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(151,691)	(287,819)
Security deposits and other assets	(12,695)	(8,180)
Net cash used in investing activities	(164,386)	(295,999)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from capital lease financing	91,471	280,924
Principal payments on capital lease financing	(45,937)	(13,713)
Proceeds from issuance of notes payable	19,135	23,541
Principal payments on notes payable	(23,759)	(1,815)
Members’ contributions	150,000	185,000
Proceeds from related party loans payable	149,747	16,678
Proceeds from related party notes payable	50,000	26,000
Net cash provided by financing activities	390,657	516,615

Net (decrease) increase in cash	(30,318)	27,407

CASH - beginning of year	31,079	3,672

CASH - end of year	$761	$31,079

SUPPLEMENTAL CASH FLOW DISCLOSURE

Cash paid during the period for:
Interest	$23,276	$11,180

The accompanying notes are an integral part of these statements.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

1.	ORGANIZATION AND NATURE OF BUSINESS

DRTATTOFF, LLC (“Dr.TATTOFF”, “we” or “Company”) was organized as a limited liability company in the state of California on August 18, 2004, for the purpose of developing clinics and providing marketing and practice management services to licensed physicians who perform tattoo removal, hair removal services and laser-based skin care services. The Company operates under a management services agreement with a contracting physician where we provide practice management services to the contracting physician for a fee based on a percentage of revenues. See Note 9.

2.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Statements

The accompanying financial statements reflect the financial position, results of operations and cash flows of Dr.TATTOFF. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Going Concern

The accompanying financial statements have been prepared under the assumption that the Company will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the financial statements for the years ended December 31, 2006 and 2005, the Company had a substantial working capital deficiency, has recurring net losses, and has incurred net cash outflows from operating activities. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitability. During 2007, the Company raised funds through the issuance of convertible promissory notes with investors and through a private placement of Dr.TATTOFF’s member capital to qualified investors to provide additional working capital. The Company plans to obtain additional financing through its merger plans with a public shell company and the sale of equity in the resulting merged entity. See Subsequent Events in Note 12. There can be no assurance that such financing will be available on acceptable terms, or at all.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

2.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents. As of the balance sheet dates all cash balances were in an interest-bearing bank account and the Company had no cash equivalents.

Fair Value of Financial Instruments

Cash, accounts payable and accrued expenses are stated at their respective carrying values, which approximate their fair values primarily because of the short maturities of these instruments. The fair value of related party notes and loans payable are not determinable due to their related-party nature. The capital lease obligations bear interest at rates representative of current market rates and therefore the recorded amounts approximate their fair values.

Long-lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of the impairment review, assets are reviewed on an asset-by-asset basis. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of each asset to future net cash flows expected to be generated by such asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount which the carrying amount of the assets exceeds the fair value of the assets. Through December 31, 2006, there have been no such losses.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives. We use the following estimated useful lives for computing the depreciation expense: furniture and fixtures, 7 years; medical equipment, 7 years; other equipment, 3 to 5 years. Amortization of leasehold improvements is recorded using the straight-line method based on the lesser of the useful life of the improvement or the lease term, which is typically five years or less. We expense repair and maintenance costs as incurred. Assets recorded under capitalized leases are amortized to expense over the shorter of the lease term or life of the leased asset.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

2.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Leases

Leases are accounted for in accordance with SFAS No. 13, Accounting for Leases. Leases are classified as either capital or operating as appropriate. For capital leases, the present values of the future minimum lease payments are recorded as a liability. Amortization of capitalized leased assets is computed on the straight-line method over the lesser of the lease term or useful life of the asset. For operating leases, the Company records lease expense over the term of the lease on a straight-line basis.

Revenue Recognition

The Company’s revenues are derived from management services provided to a contracting physician. The Company provides non-medical services and facilities based on contractual prices established in advance that extend continuously over a set time for a fixed percentage of the contracting physician’s gross revenues (as defined in the Management Services Agreement - See Note 9) with no upfront fees paid by the contracting physician. Under the management service agreement with the contracting physician, there is no right to refund or rejection of services. Management services fees are paid by the contracting physician to the Company on a bi-weekly basis as earned, which is when the Company has substantially performed management services pursuant to the terms of the management service agreement with the contracting physician. The Company recognizes revenue when the following criteria of revenue recognition are met: (1) persuasive evidence that an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed or determinable; and (4) collectibility is reasonably assured.

Advertising Costs

Advertising costs are expensed as incurred. For the years ended December 31, 2006 and 2005, advertising expense was $44,670 and $45,129, respectively.

Income Taxes

As a limited liability company, Dr.TATTOFF is not a taxable entity and the results of its operations are included in the tax returns of the members. Accordingly, no provision for income taxes is reflected in the accompanying financial statements for Dr.TATTOFF.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

2.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates include those related to the realization of long-lived assets and those related to the valuation allowance on deferred tax assets.

Business Segments

The Company currently operates in one segment, that being management of laser-based tattoo and hair removal, and laser-based skin care services clinics. The Company’s operations are based in one geographic area of Southern California.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement focuses on creating consistency and comparability in fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are currently evaluating the impact of adopting SFAS 157 on our financial statements.

3.	PREPAID EXPENSES

Prepaid expenses consist of the following at December 31:

	2006	2005

Prepaid insurance	$27,378	$29,960
Prepaid rent	-	2,400

	$27,378	$32,360

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

4.	OTHER CURRENT ASSETS

Other current assets consist of the following at December 31:

	2006	2005

Supplies	$5,889	$4,914
Employee advances	1,011	1,011

	$6,900	$5,925

5.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31:

	2006	2005

Equipment	$332,638	$217,566
Furniture and fixtures	33,245	14,976
Leasehold improvements	61,886	59,736
	427,769	292,278
Less: Accumulated depreciation and amortization	(80,897)	(17,202)
Software development in progress	16,200	-

Property and equipment, net	$363,072	$275,076

Depreciation and leasehold amortization expense was $63,695 and $16,971 for the years ended December 31, 2006 and 2005, respectively.

Assets under capital leases are comprised of equipment purchases and leasehold improvements aggregating to $91,471 in 2006 and $289,319 in 2005. Depreciation expense recorded for these assets under capital leases amounted to $55,320 and $15,905, respectively, for 2006 and 2005.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

6.	ACCRUED AND OTHER LIABILITIES

Accrued and other liabilities consist of the following at December 31:

	2006	2005

Accrued salaries	$5,877	$3,264
Accrued vacation	1,678	-
Accrued interest	1,219	139
Deferred rent	610	359

	$9,384	$3,762

7.	NOTES PAYABLE

Notes payable for 2006 and 2005 consist of financed insurance premiums. The 2005 note was entered into on December 11, 2005, had a maturity date of September 11, 2006, and bore an interest rate of 13.2%. The 2006 note was entered into on December 11, 2006, has a maturity date of August 11, 2007 and bears an interest rate of 13.4%. The balance at December 31, 2006 and 2005 was $17,104 and $21,726, respectively.

8.	ACCRUED COMPENSATION

On August 6, 2005, the Company entered into a compensation agreement with a key executive. The agreement provides for certain minimum compensation to be paid to the executive not to exceed $10,000 per month. The compensation was due and payable for each month starting in August 2005 and ending in March 2007 but payment has been deferred by the key executive. The balance of accrued compensation at December 31, 2006 and 2005 was $69,311 and $27,112, respectively.

9.	RELATED PARTY TRANSACTIONS

Management Agreement

The Company entered into a management services agreement (“Management Agreement” or “Agreement”) with William Kirby, D.O., Inc. (“Kirby”), individually as a physician, effective August 31, 2004 whereby Dr.TATTOFF provides technical, management, administrative, marketing and support services and equipment to the clinic sites and Kirby medical personnel provide tattoo removal services. The Management Agreement currently covers all three laser clinics operated by Kirby. The initial term of the Management Agreement was one year and renewed automatically for successive

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

9.	RELATED PARTY TRANSACTIONS (continued)

Management Agreement (continued)

one-year terms unless either party notified the other party in writing, not less than ninety days prior to the end of the then current term, of its intention not to renew the agreement.  The agreement also provides for such other termination events as set forth in the agreement.  The Management Agreement was subsequently amended in August 2007, such that the term of the Agreement is for five (5) years commencing on August 31, 2004 and ending on August 30, 2009. Under the current agreement, amended in August 2007, the physician is required to pay the Company 60% of the gross revenues of each laser clinic location on a bi-weekly basis starting in January 1, 2006 through August 30, 2009 and 65% from August 31, 2004 through December 31, 2005. The percentage of gross revenues paid to the Company for 2006 was $745,571 and $281,444 for 2005.

Related Party Loans Payable

Related party loans payable consist of the following at December 31, 2006 and 2005:

	2006	2005

Loans payable to an entity with common members, unsecured, noninterest bearing	$137,335	$16,678

Loans payable to an entity with common members, unsecured, noninterest bearing	16,451	14,603

Loans payable to an entity with common members, unsecured, noninterest bearing	29,090	-

	$182,876	$31,281

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

9.	RELATED PARTY TRANSACTIONS (continued)

Related Party Notes Payable

Related party notes payable consist of the following at December 31, 2006 and 2005:

	2006	2005

Notes payable to managing members, unsecured, interest rate at 3%, due April 1, 2008	$36,000	$36,000

Note payable to managing members, unsecured, interest rate at 3%, due March 31, 2008	50,000	-
	86,000	36,000
Less current maturities	-	-

	$86,000	$36,000

10.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its office space and certain office equipment under noncancelable operating lease agreements.

Occupancy lease agreements, in addition to base rentals, generally are subject to annual escalation provisions that range from 3% to 4% and options to renew ranging from 3 years to 5 years. As of December 31, 2006, the approximate aggregate minimum future payments required on the operating leases are as follows:

2007	$187,244
2008	148,744
2009	145,244
2010	97,581
2011	12,240

$591,053

Rent expense for the years ended December 31, 2006 and 2005 was $164,388 and $52,785, respectively.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

10.	COMMITMENTS AND CONTINGENCIES (continued)

Capital Lease Obligations

As of December 31, 2006, the future minimum capital lease payments are as follows:

2007	$109,870
2008	109,870
2009	109,870
2010	53,590
2011	4,692
Total minimum lease payments	387,892
Less amount representing interest	(65,337)
Present value of minimum lease payments	322,555
Less current installments	(65,435)

Long-term obligations as of December 31, 2006	$257,120

Indemnifications

Under the Company’s operating agreement, the Company has agreed to indemnify its members and managing members for certain events or occurrences arising as a result of a member or managing member serving in such capacity. Such indemnification shall be provided regardless of whether the indemnitee continues to be a member or a managing member at the time any such liability or expense is paid or incurred. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited.

11.	PRO FORMA INFORMATION

The Company has excluded the pro forma disclosure required under SEC Regulation S-B Item 310(d) since the Company’s historical information as presented in these financial statements represent, in all material respects, what would be presented on a pro forma basis due to the lack of operations of the shell company.

12.	SUBSEQUENT EVENTS (Unaudited)

Financings

In February and March 2007, the Company issued five promissory notes to three managing members for a total of $300,000. The notes are due nine months from the date of issuance. Three notes bear interest of five percent and two bear interest of seven percent per annum, payable quarterly on the due date of the note. The Notes are convertible into the Company’s equity securities in the event the Company completes a financing transaction that results in gross proceeds to the Company equal to or in excess of $2,000,000. Moreover, if an Event of Default (as such term is defined in the Notes) occurs, the Notes shall be convertible into an aggregate of 23.8% of the Company’s equity.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

12.	SUBSEQUENT EVENTS (Unaudited) (continued)

Financings (continued)

In June and July 2007, the Company issued unsecured promissory notes to three lenders, one an existing member, for a total of $375,000. The notes mature at the earlier of (i) the date which is 180 days following the issue date, or (ii) the date which is two (2) days after the effective date of the Merger, and bear interest of 10% per annum compounded quarterly. The note is convertible into shares of common stock of Lifesciences only in the event the Company is merged into Lifesciences at a future date at the option of the lender.

As additional consideration for the lender purchasing the note, the Company has issued the lender Warrants to purchase units of the Company at the price of $1.25 per unit. The Warrants are exercisable for a period of five years from the date of issuance. The Warrants provide that each lender is entitled to purchase that number of units of Dr.TATTOFF that equals 82,483 units, which takes into effect the 75:1 unit split (See Unit Split below).

In September 2007, the Company sold 872,500 Units at $1.00 per unit to qualified investors in a private placement. The Company received net proceeds of $781,500 from the sale. The Unit comprised of one partnership unit and a warrant to purchase ½-partnership unit at $1.25. The warrant has a 5-year term.

In connection with the private placement, the Company paid the placement agent a commission of eight percent of the aggregate gross proceeds of the private financing plus a non-accountable expense allowance of two percent of such proceeds. In addition, the placement agent was issued five year warrant to purchase, at an exercise price of $1.25 per share. Units equal to ten (10%) of the Units sold by the placement agent.

Reorganization

In March 2007, Dr.TATTOFF was a party to a reorganization that combined two other entities into one entity, Dr.TATTOFF. To accomplish the reorganization, the two other entities were merged into the Company with the Company being the surviving entity.

The other two entities were originally set up as operating entities for the individual clinics but were never utilized. Dr.TATTOFF was then merged into a holding company under common control with Dr.TATTOFF, and membership units of DR.TATTOFF were exchanged for shares in the holding company. Upon the completion of the merger, Dr.TATTOFF became a subsidiary of the holding company that currently holds a majority of the ownership of Dr.TATTOFF.

Merger

In September 2007, the Company entered into a Merger Agreement with Lifesciences, a “blank check company,” pursuant to which the Company will be merged with and into Lifesciences in a “public shell merger” (the “Merger”). Lifesciences is a public company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Dr.TATTOFF units will be exchanged for shares of common stock of Lifesciences upon the closing of the merger.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

12.	SUBSEQUENT EVENTS (Unaudited) (continued)

Unit Split

In October 2007, the Company declared a seventy five to one (75:1) forward split, for presently issued and outstanding membership interests as of August 1, 2007.

DRTATTOFF, LLC
CONDENSED BALANCE SHEET
September 30, 2007
(Unaudited)

ASSETS

CURRENT ASSETS
Cash	$497,345
Related party loan receivable	26,674
Prepaid expenses	12,418
Other current assets	4,930
541,367

PROPERTY AND EQUIPMENT , net	363,441
OTHER ASSETS	38,905

Total assets	$943,713

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$284,763
Accrued and other liabilities	87,008
Notes payable, net	272,805
Related party loan payable	28,138
Related party notes payable	420,394
Accrued compensation	71,505
Capital lease obligations, current	89,352
1,253,965

CAPITAL LEASE OBLIGATIONS, net of current portion	176,275

Total liabilities	1,430,240

Commitments and Contingencies

MEMBERS’ DEFICIT	(486,527)
Total liabilities and members’ deficit	$943,713

The accompanying notes are an integral part of these statements.

DRTATTOFF, LLC
CONDENSED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2007 and 2006
(Unaudited)

	For the Nine Months Ended September 30,
	2007	2006

REVENUES	$677,473	$577,934

OPERATING COSTS AND EXPENSES
Management service expenses	458,944	363,212
General and administrative expenses	637,630	266,896
Marketing and advertising	412, 809	116,381
Depreciation and amortization	53,624	46,598

OPERATING LOSS	(885,534)	(215,153)

NET INTEREST EXPENSE	149,865	27,839

NET LOSS	$(1,035,399)	$(242,992)

The accompanying notes are an integral part of these statements.

  DRTATTOFF, LLC
CONDENSED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2007 and 2006
(Unaudited)

	For the Nine Months Ended September 30,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,035,399)	$(242,992)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	53,624	46,600
Amortization of note discount	123,341	-
Changes in operating assets and liabilities:
Prepaid expenses and other assets	16,930	23,194
Related party receivable	(26,674)
Related party payable	20,262	158,447
Accounts payable	218,334	8,297
Accrued and other liabilities	79,818	60,222
Net cash provided by (used in) operations	(549,764)	53,768

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(53,693)	(146,999)
Security deposits and other assets	(17,564)	(12,995)
Net cash used in investing activities	(71,257)	(159,994)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from private financing, net	666,637	-
Proceeds from capital lease financing	-	91,471
Principal payments on capital lease financing	(56,928)	(27,437)
Proceeds from issuance of notes payable	300,000	-
Principal payments on notes payable	(17,104)	(21,726)
Proceeds from issuance of related party notes payable	225,000	50,000
Net cash provided by financing activities	1,117,605	92,308

Increase (decrease) in cash	496,584	(13,918)

CASH - beginning of period	761	31,079

CASH - end of period	$497,345	$17,161

SUPPLEMENTAL CASH FLOW DISCLOSURE
Cash paid during the period for:
Interest	$17,104	$10,445

NONCASH, INVESTING AND FINANCING ACTIVITIES
Warrants issued with debt	$67,613	$-
Member Units issued with debt	123,529	$-
Related party notes converted into members equity	175,000	-
Members’ equity transferred to related party notes payable	$150,000	$-

The accompanying notes are an integral part of these statements.

  DRTATTOFF, LLC
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
September 30, 2007 and 2006

1.	ORGANIZATION AND NATURE OF BUSINESS

DRTATTOFF, LLC (“Dr.TATTOFF” or “Company”) was organized as a limited liability company in the state of California on August 18, 2004, for the purpose of developing clinics and providing marketing and practice management services to licensed physicians who perform tattoo removal, hair removal services and laser-based skin care services. The Company operates under a management services agreement with a contracting physician where we provide practice management services to the contracting physician for a fee based on a percentage of revenues.

2.	BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and do not include all the notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the condensed financial statements have been included. The interim results for the nine months ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

The financial statements and notes thereto should be read in conjunction with the audited financial statements and notes for each of the two years in the period ended December 31, 2006.

3.	LIQUIDITY AND GOING CONCERN

Going Concern

The accompanying financial statements have been prepared under the assumption that the Company will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Our independent registered public accounting firm included a going concern uncertainty explanatory paragraph in their report dated October 1, 2007, which is included with the audited financial statements for each of the two years in the period ended December 31, 2006.   As shown in the unaudited financial statements as of and for the nine month periods ended September 30, 2007 and September 30, 2006, the Company had a substantial working capital deficiency, has recurring net losses, and has incurred net cash outflows from operating activities during the nine month period ended September 30, 2007. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

DRTATTOFF, LLC
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
September 30, 2007 and 2006

3.	LIQUIDITY AND GOING CONCERN (continued)

Going Concern (continued)

The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitability. During 2007, the Company raised funds through the issuance of convertible promissory notes with investors and through a private placement of the Company’s member capital to qualified investors to provide additional working capital. The Company plans to obtain additional financing through its merger plans with a public shell company and the sale of equity in the resulting merged entity. See Subsequent Events in Note 10. There can be no assurance that such financing will be available on acceptable terms, or at all.

4.	REORGANIZATION

In March 2007, Dr.TATTOFF was a party to a reorganization that combined two other entities into one entity, Dr.TATTOFF. To accomplish the reorganization, the two other entities were merged into the Company with the Company being the surviving entity. The other two entities were originally set up as operating entities for the individual clinics but were never utilized. Dr.TATTOFF was then merged into a holding company under common control with Dr.TATTOFF, and membership units of DR.TATTOFF were exchanged for shares in the holding company. Upon the completion of the merger, Dr.TATTOFF became a subsidiary of the holding company that currently holds a majority of the ownership of Dr.TATTOFF.

5.	MERGER

In September 2007, the Company entered into a Merger Agreement with Lifesciences, a “blank check company,” pursuant to which the Company will be merged with and into Lifesciences in a “public shell reverse merger” (the “Merger”). Lifesciences is a public company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Dr.TATTOFF units will be exchanged for shares of common stock of Lifesciences upon the closing of the merger.

6.	ACCRUED AND OTHER LIABILITIES

Accrued and other liabilities were comprised of the following at September 30, 2007:

Accrued salaries	$57,145
Accrued vacation	24,598
Accrued interest	2,618
Deferred rent and other accrued expense	2,647

$87,008

DRTATTOFF, LLC
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
September 30, 2007 and 2006

7.	NOTES PAYABLE

Notes payable were comprised of the following at September 30, 2007:

Convertible promissory notes (see additional information below)	$300,000
Less: Unamortized note discount	27,195

$272,805

In June and July 2007, the Company issued two unsecured convertible promissory notes to two lenders in the amount of $150,000 each. The notes mature at the earlier of (i) the date which is 180 days following the issue date, or (ii) the date which is two (2) days after the effective date of the Merger into Lifesciences Opportunities (“Lifesciences”), unless either lender elects to convert its note. Such note bears interest at 10% per annum compounded quarterly and is convertible into shares of common stock of Lifesciences only in the event the Company is merged into Lifesciences at a future date at the option of the lender.

As additional consideration for the lenders purchasing the notes, the Company has issued the lenders warrants to purchase units of the Company at the price of $1.25 per unit. The warrants are exercisable for a period of five years from the date of issuance, and provide that each lender is entitled to purchase that number of units of Dr.TATTOFF that equals 82,483 units, which takes into effect the 75:1 unit split (see Note 11). The relative fair values of the warrants at the time of grant, determined by management to be $27,045 for each warrant, or $54,090 for both, were recorded as a debt discount and are being amortized over the term of the notes. A total of $26,895 was amortized for the two notes to interest expense for the nine months ended September 30, 2007. Management estimated the fair value of the warrants based upon the application of the Black-Scholes option pricing model using the following assumptions: expected life of five years, risk free interest rate of 3.9%, volatility of 70% and expected dividend yield of zero.

 One of the two lenders, whose note matured on January 16, 2008, agreed to extend the maturity date of the note. The balance of the note, including accrued interest, totals $158,342 as of February 8, 2008.

The Company is currently in default on the other note, which matured on December 12, 2007, and has an outstanding balance of $159,781, including accrued but unpaid interest, as of February 8, 2008. The Company and the holder of this note are currently negotiating repayment terms.

DRTATTOFF, LLC
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
September 30, 2007 and 2006

8.	RELATED PARTY TRANSACTIONS

Related party transactions consisted of the following at September 30, 2007:

a)	Related party loans receivable:

	Loans receivable from an entity with common members, unsecured, noninterest bearing	$26,674

b)	Related party loans payable:

	Loans payable to an entity with common members, unsecured, noninterest bearing	$28,138

c)	Related party notes payable:

	Notes payable to managing member, unsecured, interest rate at 5%, due November 2007 thru December 2007	$238,000	(1)	(5)

	Note payable to managing member, unsecured, interest rate at 5%, due March, 2008	10,000	(2)	(5)

	Note payable to managing member, unsecured, interest rate at 5%, due March 2008	52,000	(2)	(5)

	Notes paybable to managing members, unsecured, intertest at 3%, due April 2008	50,000	(5)

	Notes payable to managing members, unsecured, interest rate at 3%, due April 2008	36,000

	Note payable to managing member, unsecured, interest rate at 10%, due January 2008	75,000	(3)	(5)
		461,000
	Less: Unamortized note discount	(40,606)	(4)

		$420,394

(1)
The Company has issued three promissory notes to a member and managing member of the Company, in the aggregate amount of $238,000. The first note, dated February 15, 2007, is in the principal amount of $138,000. The second note, dated February 27, 2007, is in the principal amount of $25,000. The third note, dated March 17, 2007, is in the principal amount of $75,000. Each of the three notes were due nine months from the date of issuance and accrue interest at an annual rate of five percent. The notes are convertible into the Company’s equity securities in the event the Company completes a financing transaction that results in gross proceeds to the Company equal to or in excess of $2,000,000. Moreover, if an Event of Default (as such term is defined in the notes) occurs, the notes shall be convertible into an aggregate of 23.8% of the Company’s equity. These notes were converted to Units as of December 20, 2007. See (5) below.

  DRTATTOFF, LLC
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
September 30, 2007 and 2006

9.	RELATED PARTY TRANSACTIONS (continued)

(2)
The Company has also issued two promissory notes to two managing members of the Company, in the principal amount of $52,000 and $10,000, respectively. The notes were issued on February 15, 2007, and are due and payable nine months following the issue date. These notes accrue interest at an annual rate of seven percent. The notes are convertible into the Company’s equity securities in the event the Company completes a financing transaction that results in gross proceeds to the Company equal to or in excess of $2,000,000. Moreover, if an Event of Default (as such term is defined in the notes) occurs, the notes shall be convertible into 5.195% and .999% of the equity ownership of the Company, respectively.

(3)
In July 2007, the Company issued an unsecured convertible promissory note to a lender in the amount of $75,000. The note matures at the earlier of (i) the date which is 180 days following the issue date, or (ii) the date which is two (2) days after the effective date of the Merger into Lifesciences, unless the lender elects to convert this note. Such note bears interest at 10% per annum compounded quarterly and is convertible into shares of common stock of Lifesciences only in the event the Company is merged into Lifesciences at a future date at the option of the lender. Effective December 20, 2007, the outstanding balance on the note, including accrued interest, totaled $79,172 and was converted into 79,172 units of the Company.

(4)
The Company has also issued to the note holders discussed above in (1) and (2) a five percent (5%) equity position in the Company. The relative fair value of these positions at the time of grant, which were determined by management to be $123,529 were recorded as a debt discount, and are being amortized to interest expense over the term of the notes. Management estimated the fair value of the Company to be approximately $4.2 million based upon a recent sale of member units. $96,446 was amortized to interest expense for the nine months ended September 30, 2007.

As additional consideration to the note holder discussed above in (3), the Company has issued the lender a warrant to purchase units of the Company at the price of $1.25 per unit. The warrant is exercisable for a period of five years from the date of issuance, and provides that the lender is entitled to purchase that number of units of Dr.TATTOFF that equals 41,241 units, which takes into effect the 75:1 unit split . The relative fair value of the warrant at the time of grant, determined by management to be $13,522, was recorded as a debt discount and is being amortized over the term of the note. $5,108 was amortized to interest expense for the nine months ended September 30, 2007. Management estimated the fair value of the warrants based upon the application of the Black-Scholes option pricing model using the following assumptions: expected life of five years, risk free interest rate of 3.9%, volatility of 70% and expected dividend yield of zero.

The total amount of unamortized loan discount for the note holders discussed in (1) (2) and (3) is $40,606 as of September 30, 2007.

(5)
Effective December 20, 2007, the principal and accrued interest on the notes discussed above in (1) (2) and (3), totaling 391,377, was converted into an aggregate of 391,377 units of the Company. In connection with the conversion of the promissory notes, the holders also received warrants to purchase an aggregate of 195,690 units of the Company at an exercise price of $1.00 per unit.

Additionally, another managing member promissory note in the principal amount of $50,000 issued on August 18, 2006 due and payable March 31, 2008 with a 7% interest rate was converted on December 20, 2007. The unites of the Company involved in the conversion totaled 54,690. The holder also received warrants to purchase 27,345 units of the Company at an exercise price of $1.00.

  DRTATTOFF, LLC
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
September 30, 2007 and 2006

9.	MEMBERS’ EQUITY

In September 2007, the Company received net proceeds of $666,637 (after deducting placement agent fee and transaction costs) in the sale of 872,500 units at $1.00 per unit, with attached warrants to purchase ½ of a member unit, to qualified investors in a private placement. The 436,250 warrants issued in the transaction have an exercise price of $1.25 per unit and will expire five years from date of grant.

In connection with the private placement, the Company paid the placement agent a commission of eight percent of the aggregate gross proceeds of the private financing plus a non-accountable expense allowance of two percent of such proceeds. In addition, the placement agent was issued five-year warrants to purchase, at an exercise price of $1.25 per share, units equal to ten percent (10%) of the units sold by the placement agent.

10.	COMMITMENTS AND CONTINGENCIES

Indemnifications

Under the Company’s operating agreement, the Company has agreed to indemnify its members and managing members for certain events or occurrences arising as a result of a member or managing member serving in such capacity. Such indemnification shall be provided regardless of whether the indemnitee continues to be a member or a managing member at the time any such liability or expense is paid or incurred. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited.

11.	SUBSEQUENT EVENTS

On November 15, 2007, the Company issued unsecured promissory notes to four individuals, three of whom were existing members, in the aggregate principal amount of $64,000. These notes matured on December 1, 2007 and had a stated interest rate of 8% per annum. The notes had a default interest rate of eighteen percent per annum. The notes went into default and on December 20, 2007, all holders agreed to extend the maturity date of the notes to the earlier of (a) an additional six (6) months from December 1, 2007 or (b) five (5) business days from the date a registration statement registering the securities of the Company, or its successor entity in the event of a merger or other business combination, for public sale is declared effective by the SEC. In addition, each note holder waived any and all past defaults, late charges (including default interest rates) and penalties under the notes in their entirety. Subsequent to September 30, 2007, the Company sold 180,000 units of the Company at a price of $1.00 per Unit to three accredited investors in a private placement of the Company’s securities. The Company received net proceeds of $162,000 from the sale. The purchasers also received warrants to purchase an aggregate of 90,000 units of the Company at an exercise price of $1.25 per Unit. In connection with the private placement, the Company paid a licensed broker-dealer a commission of 10% of the aggregate gross proceeds of the private financing. In addition, the broker-dealer was issued five-year warrants to purchase, at an exercise price of $1.25 per share, units equal to 10% of the units sold by the broker dealer.

In connection with the sales of an aggregate of 1,052,500 units pursuant to the private placement, the Company entered into registration rights agreements which required that the Company file, within 45 days of closing the merger with Lifesciences, a registration statement pursuant to the Securities Act of 1933, as amended, registering the shares of Lifesciences common stock issuable in the merger for each unit and unit underlying the warrants. If the merger occurs, the unit holders have agreed to extend the filing date of the registration statement to 75 days and to exchange the 1,052,500 Units held by such holders at the effective time of the merger for the issuance of an aggregate of 10,940 shares of Series A Preferred Stock of Lifesciences. In addition, Lifesciences will issue warrants to purchase an aggregate of 526,250 shares of common stock of Lifesciences at an exercise price of $1.00 per share.

From December 28, 2007 through February 8, 2008, the Company issued convertible promissory notes in the aggregate principal amount of $309,975 to twelve accredited investors. Each note has a maturity date of six months from the issue date and an annual interest rate of 10%. The notes are convertible into units at a rate of $1.00 per unit (or Lifesciences common stock post-merger), including any accrued but unpaid interest through the date of conversion. In the event that the notes are converted or held to maturity, the note holders are also entitled to receive warrants to purchase Units (or Lifesciences common stock post-merger) at an exercise price of the lesser of $1.00 or 50% of the public offering price of Lifesciences securities at such time as Lifesciences offers its securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended. The exercise price is also subject to further adjustment pursuant to certain terms provided in the warrant agreement.

  DRTATTOFF, LLC
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
September 30, 2007 and 2006

11	SUBSEQUENT EVENTS (continued)

Other

Unit Split

In October 2007, the Company declared a seventy five to one (75:1) forward split, for presently issued and outstanding membership interests as of August 1, 2007.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated September 7, 2007*

2.2	Amendment Number 1 to the Agreement and Plan of Merger, dated October 5, 2007

2.3	Amendment Number 2 to the Agreement and Plan of Merger, dated February 1, 2008**

2.4	Articles of Merger - State of Florida

2.5	Certificate of Merger - State of California

3.1	Articles of Incorporation

3.2	By-Laws

3.3	Articles of Amendment to the Articles of Incorporation designating Series A Preferred Stock

10.1	Management Services Agreement between Dr. Tattoff, LLC and Will Kirby, D.O., Inc., dated December 20, 2005

10.2	Amendment to Management Services Agreement between Dr. Tattoff, LLC and Will Kirby, D.O., Inc., dated August 15, 2007

10.3	Convertible Promissory Note, issued by Dr. Tattoff, LLC in favor of Gregg Parker, in the principal amount of $150,000, dated June 15, 2007

10.4	Warrants issued by Dr. Tattoff, LLC in favor of Gregg Parker, to purchase 1,112 membership units of the Company, dated June 18, 2007

10.5	Convertible Promissory Note, issued by Dr. Tattoff, LLC in favor of Alex Tringas, in the principal amount of $150,000, dated July 20, 2007

10.6	Warrants issued by Dr. Tattoff, LLC in favor of Alex Tringas, to purchase 1,112 membership units of the Company, dated July 20, 2007

10.7	Warrants issued by Dr. Tattoff, LLC in favor of Ian Kirby, to purchase 556 membership units of the Company, dated July 24, 2007

10.8	Finders’ Fee Agreement by and between Dawson James Securities, Inc. and Dr. Tattoff, LLC, dated July 25, 2007.

10.9	Finder's Fee Warrants issued by Dr. Tattoff, LLC in favor of Dawson James Securities, Inc., dated July 23, 2007

10.10	Placement Agent Warrants issued by Dr. Tattoff, LLC in favor of Dawson James Securities, Inc., dated October 5, 2007

10.11	Placement Agent Warrants issued by Dr. Tattoff, LLC in favor of Brookshire Securities Corporation, dated October 5, 2007

10.12	Form of Promissory Note issued by Dr. Tattoff, LLC on November 15, 2007

10.13	Form of Unit Purchase Warrant issued by Dr. Tattoff, LLC in the December 2007 conversion of certain outstanding Promissory Notes

10.14	Form of Convertible Promissory Note issued by Dr. Tattoff, LLC in the December 2007 private offering of Convertible Promissory Notes

10.15	Form of Common Stock Purchase Warrant issued by Lifesciences Opportunities Incorporated in connection with the issuance of shares of Series A Preferred Stock

10.16	Form of Registration Rights Agreement between Lifesciences Opportunities Incorporated and holders of shares of Series A Preferred Stock

10.17
Standard Retail Lease by and between NK Beverly Hills Corporation, as landlord, and Dr. Tattoff, LLC, as tenant, for lease of premises located at 8500 Wilshire Boulevard, Beverly Hills, California, dated February 16, 2005

10.18
Standard Multi-Tenant SubLease by and between Bryan D. Allen, as Sublessor and Dr. Tattoff, LLC, as Sublessee for lease of premises located at 8447 Wilshire Boulevard, Beverly Hills, California, dated September 6, 2007

10.19
Standard Multi-Tenant SubLease by and between John G. Alevizos, D.O., Inc., as Sublessor and William Kirby D.O., Inc., as Sublessee for lease of premises located at 15751 Rockfield, Unit 120, Irvine, California, dated January 18, 2006

10.20
Standard Multi-Tenant Office Lease by and between States Associates, LLC, as Lessor and Dr. Tattoff Master, LLC, as Lessee for lease of premises located at 15751 Rockfield, Unit 120, Irvine, California, dated January 18, 2006

21.1	Subsidiaries

* Previously filed as an exhibit to the Current Report on Form 8-K filed on October 1, 2007

** Previously filed as an exhibit to the Quarterly Report on Form 10-QSB filed on February 8, 2008